EXECUTION COPY


                          AGREEMENT AND PLAN OF MERGER


                                     BETWEEN


                              TPG PARTNERS II, L.P.


                                       AND


                                   ZILOG, INC.


                            DATED AS OF JULY 20, 1997

                                TABLE OF CONTENTS
                                                                            PAGE

ARTICLE I  THE MERGER.......................................................  2
SECTION 1.1  The Merger.....................................................  2
SECTION 1.2  Closing........................................................  2
SECTION 1.3  Effective Time.................................................  2
SECTION 1.4  Effects of the Merger..........................................  2
SECTION 1.5  Certificate of Incorporation and By-laws;
             Officers and Directors.........................................  2

ARTICLE II  EFFECT OF THE MERGER ON THE STOCK OF THE
            CONSTITUENT CORPORATIONS; SURRENDER OF CERTIFICATES.............  3
SECTION 2.1  Effect on Stock................................................  3
SECTION 2.2  Options........................................................  7
SECTION 2.3  Surrender of Certificates......................................  8
SECTION 2.4  Adjustments to Prevent Dilution................................ 11

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE
             COMPANY........................................................ 11
SECTION 3.1  Organization................................................... 11
SECTION 3.2  Subsidiaries................................................... 11
SECTION 3.3  Capital Structure.............................................. 11
SECTION 3.4  Authority...................................................... 12
SECTION 3.5  Consent and Approvals; No Violations........................... 12
SECTION 3.6  SEC Documents and Other Reports................................ 13
SECTION 3.7  Absence of Material Adverse Change............................. 14
SECTION 3.8  Information Supplied........................................... 15
SECTION 3.9  Compliance with Laws........................................... 15
SECTION 3.10  Tax Matters................................................... 15
SECTION 3.11  Liabilities................................................... 18
SECTION 3.12  Benefit Plans; Employees and Employment Practices............. 18
SECTION 3.13  Litigation.................................................... 21
SECTION 3.14  Environmental Matters......................................... 21
SECTION 3.15  Intellectual Property......................................... 22
SECTION 3.16  State Takeover Statutes; Charter Provisions................... 24
SECTION 3.17  Brokers....................................................... 24
SECTION 3.18  Required Vote of Stockholders................................. 24
SECTION 3.19  Title to Property............................................. 24
SECTION 3.20  Real Property................................................. 25
SECTION 3.21  Outstanding Commitments....................................... 26
SECTION 3.22  Insurance..................................................... 27
SECTION 3.23  Affiliate Transactions........................................ 27
SECTION 3.24  Management Payments........................................... 27
SECTION 3.25  Accuracy of Information....................................... 27

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF PARENT

             AND SUB........................................................ 28
SECTION 4.1  Organization................................................... 28
SECTION 4.2  Authority...................................................... 28
SECTION 4.3  Consents and Approvals; No Violations.......................... 28
SECTION 4.4  Information Supplied........................................... 29
SECTION 4.5  Interim Operations of Sub...................................... 29
SECTION 4.6  Brokers........................................................ 30
SECTION 4.7  Financing...................................................... 30

ARTICLE V  COVENANTS RELATING TO CONDUCT OF BUSINESS........................ 30
SECTION 5.1  Conduct of Business by the Company Pending the Merger.......... 30
SECTION 5.2  No Solicitation................................................ 33
SECTION 5.3  Third Party Standstill Agreements.............................. 35

ARTICLE VI  ADDITIONAL AGREEMENTS........................................... 35
SECTION 6.1  Stockholder Meeting............................................ 35
SECTION 6.2  Filings; Other Actions; Notification; Access to Information.... 35
SECTION 6.3  Fees and Expenses.............................................. 37
SECTION 6.4  Awards......................................................... 37
SECTION 6.5  Public Announcements........................................... 38
SECTION 6.6  Real Estate Transfer Tax....................................... 38
SECTION 6.7  State Takeover Laws............................................ 38
SECTION 6.8  Indemnification; Directors and Officers Insurance.............. 38
SECTION 6.9  Notification of Certain Matters................................ 39
SECTION 6.10  Reasonable Best Efforts....................................... 40
SECTION 6.11  Employee Benefits............................................. 40
SECTION 6.12  Severance Policy and Other Agreements......................... 41
SECTION 6.13  1997 Bonus.................................................... 42
SECTION 6.14  401(k)/Profit Sharing Contributions for 1997.................. 42
SECTION 6.15  Certification................................................. 42
SECTION 6.16  Recapitalization Accounting................................... 42
SECTION 6.17  NYSE Delisting................................................ 43
SECTION 6.18  Formation of Sub.............................................. 43
SECTION 6.19  Stockholders Agreement........................................ 43

ARTICLE VII  CONDITIONS PRECEDENT........................................... 43
SECTION 7.1  Conditions to Each Party's Obligation to Effect the Merger..... 43
SECTION 7.2  Conditions to Obligations of Parent and Sub.................... 44

ARTICLE VIII  TERMINATION AND AMENDMENT..................................... 45
SECTION 8.1  Termination.................................................... 45
SECTION 8.2  Effect of Termination.......................................... 47
SECTION 8.3  Amendment...................................................... 47
SECTION 8.4  Extension; Waiver.............................................. 47

ARTICLE IX  GENERAL PROVISIONS.............................................. 48

 SECTION 9.1  Non-Survival of Representations and Warranties and
              Agreements.................................................... 48
 SECTION 9.2  Notices....................................................... 48
 SECTION 9.3  Interpretation................................................ 48
 SECTION 9.4  Counterparts.................................................. 49
 SECTION 9.5  Entire Agreement; No Third-Party Beneficiaries................ 49
 SECTION 9.6  Governing Law................................................. 50
 SECTION 9.7  Assignment.................................................... 50
 SECTION 9.8  Severability.................................................. 50
 SECTION 9.9  Enforcement of This Agreement................................. 50
 SECTION 9.10  Obligations of Subsidiaries.................................. 50

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of July 20, 1997 (this "Agreement"), between TPG PARTNERS II, L.P., a Delaware limited partnership ("Parent"), and ZILOG, INC., a Delaware corporation (the "Company"),

                              W I T N E S S E T H:

         WHEREAS, Parent will cause a wholly owned Delaware corporation to be formed as soon as practicable following the date hereof ("Sub") (Sub and the Company being hereinafter collectively referred to as the "Constituent Corporations"); and

         WHEREAS, the Board of Directors of the Company has determined that the merger of Sub with and into the Company, upon the terms and subject to the conditions set forth in this Agreement, would be fair to and in the best interests of the stockholders of the Company, and such Board of Directors and the general partner of Parent have approved such merger (the "Merger"), pursuant to which each share of Common Stock, par value $.01 per share, of the Company (individually a "Share" and collectively the "Shares"), issued and outstanding immediately prior to the Effective Time (as defined in Section 1.3) will be converted into either (A) the right to retain, at the election of the holder thereof and subject to the terms hereof, a Share or (B) the right to receive cash, other than for (i) Shares owned, directly or indirectly, by the Company or any Subsidiary (as defined in Section 9.3) of the Company or by Parent, Sub or any subsidiary of Parent and (ii) Dissenting Shares (as defined in Section 2.1(g)); and

         WHEREAS, the Merger and this Agreement require the vote of a majority of the Shares for the approval thereof (the "Company Stockholder Approval"); and

         WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Parent's and Sub's willingness to enter into this Agreement, each of Warburg, Pincus Capital Company, L.P. and Warburg, Pincus & Co. (collectively, "Warburg Pincus") are entering into a Stockholders Voting Agreement with Parent in substantially the form attached hereto as Exhibit A (the "Stockholders Voting Agreement") which, among other things, (i) requires them to vote all Shares owned by them in accordance with the Stockholders Voting Agreement and (ii) requires them to make a Non-Cash Election (as defined in Section 2.1(c)) with respect to a number (subject to adjustment as provided in Section 2.4) of their Shares equal to the Non-Cash Election Number (as defined in Section 2.1(d)) on the terms and subject to the conditions specified therein; and

         WHEREAS, it is intended that the Merger be recorded as a recapitalization for financial reporting purposes:

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

         SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions hereof, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.3). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub and the Company in accordance with the DGCL. At the election of Parent, any direct or indirect wholly owned Subsidiary of Parent may be substituted for Sub as a constituent corporation in the Merger. In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing.

         SECTION 1.2 CLOSING. Upon the terms and subject to the conditions of this Agreement, the closing (the "Closing") of the Merger will take place at 10:00 a.m. on a date to be specified by Parent or Sub, which shall be no later than the third business day after satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions at Closing), at the offices of Pillsbury Madison & Sutro LLP, unless another date, time or place is agreed to in writing by the parties hereto (the "Closing Date").

         SECTION 1.3 EFFECTIVE TIME. The Merger shall become effective when a Certificate of Merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of the DGCL, is duly filed with the Secretary of State of the State of Delaware, or at such other time as Sub and the Company shall have agreed upon and specified in the Certificate of Merger. When used in this Agreement, the term "Effective Time" shall mean the later of the date and time at which the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or such later time established by the Certificate of Merger. The filing of the Certificate of Merger shall be made as soon as practicable after the satisfaction or waiver in accordance herewith of the conditions to the Merger set forth in Article VII, provided that this Agreement shall not have been terminated as provided in Section 8.1.

         SECTION 1.4 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the DGCL.

         SECTION 1.5 CERTIFICATE OF INCORPORATION AND BY-LAWS; OFFICERS AND DIRECTORS.

         (a) The Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time so that Article IV of such Certificate of Incorporation is amended to read in its entirety as follows:

         FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 10,000,000. There shall be two classes of stock of the Corporation. The first class of stock of the Corporation shall have a par value of $0.01 and shall be designated "Common Stock" and the number of shares constituting such class shall be 4,000,000. The second class of stock of the Corporation shall have a par value of $0.01 and shall be designated "Class A Non-Voting Common Stock" and the number of shares constituting such class shall be 6,000,000. Holders of shares of Common Stock shall be entitled to one vote for each share of such stock held on all matters as to which stockholders may be entitled to vote pursuant to the Delaware General Corporation Law. Holders of shares of Class A Non-Voting Common Stock shall not have any voting rights, except that the holders of shares of Class A Non-Voting Common Stock shall have the right to vote as a class to the extent required by the Delaware General Corporation Law. In all other respects the rights, powers, preferences and limitations of the Common Stock and Class A Non-Voting Common Stock shall be identical.

As so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

         (b) The By-Laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter changed or amended as provided therein, by the Certificate of Incorporation of the Surviving Corporation or by applicable law.

         (c) The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the next annual meeting of stockholders (or the earlier of their resignation or removal) and until their respective successors are duly elected and qualified, as the case may be.

         (d) The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal and until their respective successors are duly elected and qualified, as the case may be.


                                   ARTICLE II

                    EFFECT OF THE MERGER ON THE STOCK OF THE
               CONSTITUENT CORPORATIONS; SURRENDER OF CERTIFICATES

         SECTION 2.1 EFFECT ON STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any securities of the Constituent Corporations:

         (a) CONVERSION (OR RETENTION) OF SHARES. Except as otherwise provided herein and subject to Section 2.1(d), each Share issued and outstanding immediately prior to the Effective Time, other than Shares to be canceled pursuant to Section 2.1(b) ("Excluded

Shares") and any Dissenting Shares, shall be converted into the following (the "Merger Consideration"):

                  (i) for each Share with respect to which an election to retain pursuant to Section 2.1(c) has been effectively made, and not revoked or lost ("Electing Shares"), the right to retain one fully paid and nonassessable Share (a "Non-Cash Election Share"); and

                  (ii) for each Share (other than Electing Shares), the right to receive in cash from the Company following the Merger an amount equal to $25.00 (the "Cash Election Price").

         (b) TREASURY STOCK AND PARENT OWNED STOCK. Each Share issued and held in the Company's treasury or owned by the Company, any Subsidiary of the Company, Parent, Sub or any other Subsidiary of Parent shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

         (c) SHARE ELECTIONS. (i) Each person who, on or prior to the Election Date referred to in (iii) below, is a record holder of Shares will be entitled, with respect to all or any portion of such holder's Shares, to make an unconditional election (a "Non-Cash Election") on or prior to such Election Date to retain Non-Cash Election Shares, on the basis hereinafter set forth.

         (ii) Sub shall prepare and mail a form of election, which form shall be subject to the reasonable approval of the Company (the "Form of Election"), with the Prospectus/Proxy Statement (as defined in Section 3.8) to the record holders of Shares as of the record date for the Stockholder Meeting (as defined in Section 6.1), which Form of Election shall be used by each record holder of Shares that wishes to elect to retain Non-Cash Election Shares for any or all Shares held by such holder. The Company will use its reasonable efforts to make the Form of Election and the Prospectus/Proxy Statement available to all persons who become holders of Shares during the period between such record date and the Election Date referred to below. Any such holder's election to retain Non-Cash Election Shares shall have been properly made only if the Exchange Agent (as defined in Section 2.3(a)) shall have received at its designated office by 5:00 p.m., New York City time on the second trading day (the "Election Date") next preceding the date of the Stockholder Meeting, a Form of Election properly completed and signed and accompanied by certificates for the Shares to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of the Company (or by an appropriate guarantee of delivery of such certificates as set forth in such Form of Election from a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, provided such certificates are in fact delivered to the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such guarantee of delivery).

         (iii) Any Form of Election may be revoked by the holder submitting it to the Exchange Agent only by written notice received by the Exchange Agent prior to 5:00 p.m.,

New York City time, on the Election Date (unless Sub and the Company determine not less than two business days prior to the Election Date that the Effective Time is not likely to occur within five business days following the date of the Stockholder Meeting, in which case the Form of Election will remain revocable until a subsequent date which shall be a date prior to the Effective Time determined by Sub and the Company). In addition, all Forms of Election shall automatically be revoked if the Exchange Agent is notified in writing by Sub and the Company that the Merger has been abandoned. If a Form of Election is revoked, the certificate or certificates (or guarantees of delivery, as appropriate) for the Shares to which such Form of Election relates shall be promptly returned to the holder submitting the same to the Exchange Agent.

         (iv) The determination of the Exchange Agent shall be binding as to whether or not elections to retain Non-Cash Election Shares have been properly made or revoked pursuant to this Section 2.1 with respect to Shares and when elections and revocations were received by it. If the Exchange Agent determines that any election to retain Non-Cash Election Shares was not properly made with respect to Shares, such Shares shall be treated by the Exchange Agent as Shares which were not Electing Shares at the Effective Time. The Exchange Agent shall also make all computations as to the allocation and the proration contemplated by Section 2.1(d), and any such computation shall be conclusive and binding on the holders of Shares. The Exchange Agent may, with the mutual agreement of Sub and the Company, make such rules as are consistent with this Section 2.1 for the implementation of the elections provided for herein as shall be necessary or desirable fully to effect such elections.

         (d)      PRORATION.

         (i) Notwithstanding anything in this Agreement to the contrary (but subject to the provisions of Section 2.4), the aggregate number of Shares to be converted into the right to retain Shares at the Effective Time (the "Non-Cash Election Number") shall equal 400,000 Shares.

         (ii) If the number of Electing Shares exceeds the Non-Cash Election Number, then the Electing Shares covered by each Non-Cash Election shall be converted into the right to retain Non-Cash Election Shares or receive cash in accordance with the terms of Section 2.1(a) in the following manner:

                  (A) A proration factor (the "Non-Cash Proration Factor") shall be determined by dividing the Non-Cash Election Number by the total number of Electing Shares.

                  (B) The number of Electing Shares covered by each Non-Cash Election to be converted into the right to retain Non-Cash Election Shares shall be determined by multiplying the Non-Cash Proration Factor by the total number of Electing Shares covered by such Non-Cash Election.

                  (C) All Electing Shares, other than that number of shares converted into the right to receive Non-Cash Election Shares in accordance with Section

         2.1(d)(ii)(B), shall be converted into cash (on a consistent basis among holders who made the election referred to in Section 2.1(a)(i), pro rata to the number of Shares as to which they made such election) as if such Shares were not Electing Shares in accordance with the terms of Section 2.1(a)(ii).

         (iii) If the number of Electing Shares is less than the Non-Cash Election Number, then:

                  (A) all Electing Shares shall be converted into the right to retain Shares in accordance with the terms of Section 2.1(a)(i);

                  (B) additional Shares other than Electing Shares, Excluded Shares and Dissenting Shares shall be converted into the right to retain Non-Cash Election Shares in accordance with the terms of 2.1(a)(i) in the following manner:

                           (1) a proration factor (the "Cash Proration Factor")
                  shall be determined by dividing (x) the difference between the Non-Cash Election Number and the number of Electing Shares, by
                  (y) the total number of Shares other than Electing Shares, Excluded Shares and Dissenting Shares; and

                           (2) the number of Shares in addition to Electing
                  Shares to be converted into the right to retain Non-Cash Election Shares shall be determined by multiplying the Cash Proration Factor by the total number of Shares other than Electing Shares, Excluded Shares and Dissenting Shares; and

                  (C) subject to Sections 2.1(e) and (g), Shares subject to clause (B) of this paragraph 2.1(d)(iii) shall be converted into the right to retain Non-Cash Election Shares in accordance with Section 2.1(a)(i) (on a consistent basis among holders who held Shares as to which they did not make the election referred to in Section 2.1(a)(i), pro rata to the number of Shares as to which they did not make such election).

         (e) As of the Effective Time, all Shares (other than Shares referred to in Sections 2.1(a)(i), Excluded Shares and Dissenting Shares) issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall, to the extent such certificate represents such Shares, cease to have any rights with respect thereto, except the right to receive cash upon surrender of such certificate in accordance with Section 2.3.

         (f) CAPITAL STOCK OF SUB. The shares of capital stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become in the aggregate 3,600,000 shares of Common Stock of the Surviving Corporation and 2,000,000 shares of Class A Non-Voting Common Stock of the Surviving Corporation.

         (g) SHARES OF DISSENTING STOCKHOLDERS. Notwithstanding anything in this Agreement to the contrary, any issued and outstanding Shares held by a person (a "Dissenting Stockholder") who has not voted in favor of or consented to the Merger and complies with all the provisions of Delaware law concerning the right of holders of Shares to require appraisal of their Shares pursuant to Section 262 of the DGCL ("Dissenting Shares") shall not be converted as described in
Section 2.1(a), but shall become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to Delaware law. If, after the Effective Time, such Dissenting Stockholder withdraws his demand for appraisal or fails to perfect or otherwise loses his right of appraisal, in any case pursuant to the DGCL, his Shares shall be deemed to be canceled as of the Effective Time and to have become the right to receive the Merger Consideration as provided in Section 2.1(a). The Company shall give Parent (i) prompt notice of any demands for appraisal of Shares received by the Company and
(ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

         (h) FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, no fractional retained Share will be issued and any holder entitled to receive a fractional retained Share but for this Section 2.1(h) shall be entitled to receive a cash payment in lieu thereof, which payment shall represent such holder's proportionate interest in the Cash Election Price for such Share.

         SECTION 2.2  OPTIONS.

         (a) Each Company Stock Option (as defined in Section 3.3) which is outstanding immediately prior to the Effective Time (an "Option"), whether or not otherwise exercisable, shall become fully vested and exercisable. At the Effective Time each Option shall be canceled by the Company in return for the payment hereinafter provided, which the holder thereof shall thereupon be entitled to receive. Each such holder shall receive promptly (but in no event later than five days) after the Effective Time, a cash payment in respect of such cancellation from the Company in an amount (if any) equal to (i) the product of (x) the number of Shares subject or related to such Option and (y) the excess, if any, of the Cash Election Price over the exercise or purchase price per Share subject or related to such Option, minus (ii) all applicable federal, state and local taxes required to be withheld by the Company as a result of the cancellation and cash payment (the "Option Consideration"). No interest shall accrue or be paid on the Option Consideration payable upon the surrender of an Option to the Company. In the event that the Option Consideration determined pursuant to this paragraph is equal to or less than zero with respect to an Option, such Option shall be canceled by the Company at the Effective Time without the payment of any consideration. The Company shall use its reasonable best efforts to ensure that, after giving effect to the foregoing, no Option shall be exercisable for Common Stock of the Surviving Corporation following the Effective Time. With respect to employee contributions pursuant to the

Company's Employee Stock Purchase Plan, amounts held by the Company at the Effective Time shall be disposed of in accordance with the terms of such Plan.

         (b) The cancellation of an Option by the Company in accordance with
Section 2.2(a) shall be a release of any and all rights the holder had or may have had in respect of such Option. The provisions in any plan, program or arrangement providing for the issuance or grant of any interest in respect of the capital stock of the Company or any Subsidiary thereof (the "Company Stock Plans") shall be canceled as of the Effective Time. Prior to the Effective Time, the Company shall use its best efforts to take all action necessary including causing the Board of Directors (or any committee thereof) to take such actions as are allowed by the Company Stock Plans to (i) ensure that, following the Effective Time, no participant in the Company Stock Plans or any other plans, programs or arrangements shall have any right thereunder to acquire equity securities of the Company, the Surviving Corporation or any Subsidiary thereof and (ii) terminate all such plans, programs and arrangements as of the Effective Time.

         (c) The Company shall use its best efforts to obtain, within 30 days from the date of this Agreement, from each beneficial and record holder of Company Stock Options, a release as contemplated by Section 2.2(b), duly executed and delivered by each such holder.

         SECTION 2.3 SURRENDER OF CERTIFICATES.

         (a) EXCHANGE AGENT. Prior to the Effective Time, Parent shall designate a bank or trust company who shall be reasonably satisfactory to the Company to act as paying agent in the Merger (the "Exchange Agent"), and as soon as reasonably practicable as of or after the Effective Time, the Surviving Corporation shall make available to the Exchange Agent cash in an amount necessary for the payment of the cash portion of the Merger Consideration as provided in Section 2.1 upon surrender of Certificates representing Shares as part of the Merger. Funds made available to the Exchange Agent shall be invested by the Exchange Agent as directed by the Surviving Corporation, provided that such investments shall only be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks whose commercial paper is rated A-1 or P-1 (it being understood that any and all interest or income earned on funds made available to the Exchange Agent pursuant to this Agreement shall be turned over to the Surviving Corporation).

         (b) EXCHANGE PROCEDURE. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record, as of the Effective Time, of a certificate or certificates that immediately prior to the Effective Time represented Shares (the "Certificates") (other than to holders of Excluded Shares), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in a form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for a certificate or certificates representing the number of whole retained Shares, if any, to be retained by the holder of such Certificates (and cash in lieu of any fractional retained Shares) pursuant to this Agreement and the amount of cash, if any, into which the number of Shares previously represented by such Certificates shall have been converted pursuant to this Agreement. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration into which the Shares theretofore represented by such Certificate shall have been canceled and become the right to receive pursuant to Section 2.1, less any required withholding tax described below, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.3, each Certificate (other than Certificates representing Dissenting Shares or Excluded Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without interest, into which the Shares theretofore represented by such Certificate shall have been converted pursuant to Section 2.1. No interest will be paid or will accrue on the Merger Consideration payable upon the surrender of any Certificate. The Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of a Certificate such amounts as the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code (as hereinafter defined) or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Exchange Agent.

         (c) NO FURTHER OWNERSHIP RIGHTS IN SHARES EXCHANGED FOR CASH. All cash paid upon the surrender of Certificates in accordance with the terms of this
Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates.

         (d) CLOSING OF TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

         (e) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to retained Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate representing the right to retained Shares (and no cash payment in lieu of fractional retained Shares shall be paid to any such holder pursuant to Section 2.1(h)) until the surrender of such Certificate in accordance with this Article
II. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the Certificate representing whole retained Shares issued in connection therewith, without interest, at the time of such surrender or as promptly thereafter as practicable, the amount of any cash payable in lieu of a fractional retained Share to which such holder is entitled pursuant to Section 2.1(h) and the proportionate amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole retained Shares, and at the appropriate payment date, the proportionate amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole retained Shares.

         (f) TERMINATION OF PAYMENT FUND. Any portion of the funds made available to Exchange Agent which remains undistributed to the holders of Shares for six months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of Shares who have not theretofore complied with this Article II and the instructions set forth in the letter of transmittal mailed to such holders after the Effective Time shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) and only as general creditors thereof for payment of their claim for cash (without interest), if any, retained Shares, if any, any cash in lieu of fractional retained Shares or any dividends or distributions with respect to retained Shares, as applicable, to which such holders may be entitled.

         (g) NO LIABILITY. None of Parent, Sub, the Company, the Exchange Agent or any other person shall be liable to any person in respect of any retained shares (or dividends or distribution with respect thereto) or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (h) LOST CERTIFICATES. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Company, the posting by such person of a bond in such reasonable amount as the Company may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the amount to which such person is entitled pursuant to this Agreement.

         (i) AFFILIATES. Notwithstanding anything herein to the contrary, Certificates surrendered for exchange by any "affiliate" (as determined pursuant to Section 6.2(e)) of the Company shall not be exchanged until the Company has received a written agreement from such person as provided in Section 6.2(e) hereof.

         SECTION 2.4 ADJUSTMENTS TO PREVENT DILUTION. In the event that prior to the Effective Time there is a change in the number of Shares issued and outstanding as a result of a reclassification, stock split (including a reverse split), stock dividend or distribution, or other similar transaction, the Cash Election Price and Non-Cash Election Number shall be equitably adjusted to eliminate the effects of such event.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and Sub as of the date hereof as follows:

         SECTION 3.1 ORGANIZATION. The Company and each of its Subsidiaries (as defined in Section 9.3) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted. The Company and each of its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not reasonably be expected to have a Material Adverse Effect (as defined in Section 9.3) on the Company or prevent or result in a third party materially delaying the consummation of the Merger and except as set forth in item 3.1 of the letter from the Company to Parent dated the date hereof, which letter relates to this Agreement and is designated therein as the Company Letter (the "Company Letter"). The Company has delivered to Parent complete and correct copies of its Certificate of Incorporation and By-laws and has made available to Parent complete and correct copies of the Certificate of Incorporation and By-laws (or similar organizational documents) of each of its Subsidiaries.

         SECTION 3.2 SUBSIDIARIES. Item 3.2 of the Company Letter lists each Subsidiary of the Company as of the date hereof. Except as set forth in item 3.2 of the Company Letter, all of the outstanding shares of capital stock of each such Subsidiary are owned by the Company, by another wholly owned subsidiary of the Company or by the Company and another wholly owned subsidiary of the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), and are duly authorized, validly issued, fully paid and nonassessable. Except as set forth in item 3.2 of the Company Letter and except for the capital stock of its Subsidiaries, neither the Company nor any of its Subsidiaries owns, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture, limited liability company or other entity.

         SECTION 3.3 CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock and 190,000 shares of Preferred Stock, par value $.01 per share (the "Company Preferred Stock"). As of the close of business on

July 18, 1997, (i) 20,229,412 shares of Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights, (ii) no shares of Common Stock were held by the Company in its treasury and (iii) no shares of Company Preferred Stock were issued and outstanding. As of the date of this Agreement, except for (i) outstanding stock options covering not in excess of 5,366,341 shares of Common Stock under the Company's 1990 Employee Stock Option Plan, 1994 Long Term Incentive Plan and 1989 Stock Option Plan (collectively, the "Company Stock Options") with an average exercise price of $21.0365, and up to 149,373 shares of Common Stock subject to subscription or reserved for issuance under the Company's Employee Stock Purchase Plan, there are no options, warrants, calls, subscriptions, convertible securities or other rights or agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock, or any securities convertible into or exchangeable for shares of capital stock, of the Company or any Subsidiary or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right or agreement, and there are no other obligations of any kind which would require any person to sell, pledge, transfer or register any shares of capital stock of the Company. Item 3.3 of the Company Letter sets forth a true and complete list of the holders of the Company Stock Options as of July 14, 1997.

                  Except as set forth in the Company Filed SEC Documents (as defined in Section 3.7) or the preceding paragraph, as of the date of this Agreement, there are no outstanding contractual obligations of the Company or any of its Subsidiaries (i) to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Subsidiary or (ii) to vote or to dispose of any shares of the capital stock of any of the Company's Subsidiaries.

         SECTION 3.4 AUTHORITY. The Company has all requisite corporate power and authority to execute and deliver this Agreement, and, subject to approval by the stockholders of the Company of the Merger, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and no other corporate action on the part of the Company is necessary to authorize or execute this Agreement or to consummate the transactions so contemplated, subject to approval by the stockholders of the Company of this Agreement and the Merger (if required). This Agreement has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by Parent and Sub) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

         SECTION 3.5 CONSENT AND APPROVALS; NO VIOLATIONS. Except as set forth in item 3.5 and in item 3.15 of the Company Letter and subject to Section 3.16, the execution and delivery by the Company of this Agreement do not, and the consummation by the Company of the transactions contemplated hereby and compliance by the Company with the provisions hereof will not, conflict with, result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, (i) any provision of the Certificate of Incorporation, By-laws or comparable organization documents of the Company or any of the Subsidiaries of the Company,
(ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement (other than, with respect to termination, agreements terminable at will or upon 90 days' or less notice by the terminating party), instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries or (iii) assuming all the consents, filings and registrations referred to in the next sentence are made and obtained, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (ii) or (iii), any such violations, defaults, rights, losses or Liens, that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect (without giving effect to clause (iii) of the proviso to the definition thereof in Section 9.3) on the Company or prevent or result in a third party materially delaying the consummation of the Merger. No filing or registration with, or authorization, consent or approval of, any domestic (federal and state) or foreign court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) such filings, authorizations, orders and approvals as may be required by state takeover laws (the "State Takeover Approvals") or state securities or "blue sky" laws, (iv) such filings as may be required in connection with the taxes described in Section 6.6, and
(v) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (without giving effect to clause (iii) of the proviso to the definition thereof in Section 9.3) on the Company or prevent or result in a third party materially delaying the consummation of the Merger.

         SECTION 3.6 SEC DOCUMENTS AND OTHER REPORTS. The Company has filed all required documents with the SEC since January 1, 1995 (the "Company SEC Documents"). As of their respective filing dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), or the Exchange Act, as the case may be, each as in effect on the date so filed, and at the time filed with SEC none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including the related notes and schedules) of the Company included in or incorporated by reference into the Company SEC Documents comply as of their respective dates as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

         SECTION 3.7 ABSENCE OF MATERIAL ADVERSE CHANGE. Except as disclosed in items 3.7 or 3.12(a) of the Company Letter or in the Company SEC Documents filed and publicly available prior to the date of this Agreement (the "Company Filed SEC Documents"), since December 31, 1996, the Company and its Subsidiaries have conducted their respective businesses in all material respects only in the ordinary course consistent with past practice, and there has not been (i) any Material Adverse Change (as defined in Section 9.3), or any event that would reasonably be expected to result in or give rise to a Material Adverse Change, in either case with respect to the Company, (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock or any redemption, purchase or other acquisition of any of its capital stock, (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) (x) any granting by the Company or any of its Subsidiaries to any officer of the Company or any of its Subsidiaries of any increase in compensation, except in the ordinary course of business (including in connection with promotions) consistent with past practice or as was required under employment agreements in effect as of December 31, 1996, (y) any material change to the Company's or any of its Subsidiaries' severance or termination plans, agreements or arrangements with any of their employees, except as part of a standard employment package to any person promoted or hired (but not including the five most senior officers), or as was required under employment, severance or termination agreements in effect as of December 31, 1996, or (z) except for employment agreements in the ordinary course of business consistent with past practice with employees other than any executive officer of the Company, any entry by the Company or any of its Subsidiaries into any employment, consulting, severance, termination or indemnification agreement with any such employee or executive officer, (v) any damage, destruction or loss, whether or not covered by insurance, that would reasonably be expected to have a Material Adverse Effect on the Company, (vi) any revaluation by the Company of any of its material assets, (vii) any material change in accounting methods, principles or practices by the Company or (viii) any other action that occurred prior to the date hereof that, if it occurred after the date of this Agreement and prior to the Closing Date, would be prohibited by paragraphs (a), (b) (only with respect to the Company's Subsidiaries), (c), (f), (g) or (p) of Section 5.1 of this Agreement.

         SECTION 3.8 INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company specifically for inclusion therein or incorporation by reference in (i) the Registration Statement on Form S-4 to be filed with the SEC by the Company in connection with the Merger (including the proxy statement and prospectus (the "Prospectus/Proxy Statement") constituting a part thereof) (the "S-4 Registration Statement") will, at the time the S-4 Registration Statement becomes effective under the Securities Act, and (ii) the Prospectus/Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company in connection with any of the foregoing with respect to statements made based on information supplied in writing by Parent or Sub or any of their respective representatives specifically for inclusion therein. The S-4 Registration Statement and the Proxy Statement will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as appropriate, except that no representation or warranty is made by the Company in connection with any of the foregoing with respect to statements made based on information supplied in writing by Parent or Sub or any of their respective representatives specifically for inclusion therein.

         SECTION 3.9 COMPLIANCE WITH LAWS. Except as disclosed in the Company Filed SEC Documents, the businesses of the Company and its Subsidiaries are not being conducted in violation of any law, ordinance, rule or regulation (collectively, "Laws") or order of any Governmental Entity, except for possible violations that would not reasonably be expected to have a Material Adverse Effect on the Company or prevent or result in a third party materially delaying the Merger.

         SECTION 3.10 TAX MATTERS. Except as set forth in item 3.10 of the Company Letter:

         (a) The Company and each of its Subsidiaries has filed all federal and state income tax returns and all other material tax returns and reports required to be filed by it. All such returns are complete and correct in all material respects. The Company and each of its Subsidiaries has paid (or the Company has paid on its Subsidiaries' behalf) all taxes shown as due on such returns and all material taxes (as defined below) for which no return was required to be filed, and the most recent financial statements contained in the Company Filed SEC Documents reflect an adequate reserve for all material amounts of taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

         (b) The Company shall be responsible for the timely filing (taking into account any extensions received from the relevant tax authorities) of all tax returns required by law to be filed by the Company or any of its Subsidiaries on or prior to the Closing Date, (ii) such tax returns shall be true, correct and complete in all material respects and accurately set forth in all material respects all items to the extent required to be reflected or included in such tax returns by applicable Federal, state, local or foreign tax laws, regulations or rules and (iii) all taxes indicated as due and payable on such tax returns shall be paid by the Company as and when required by law.

         (c) The Company and each of the Subsidiaries have, or by the Closing Date shall have, paid in full or set up reserves in accordance with United States generally accepted accounting principles, (i) any and all material taxes in respect of the income, business, property or operations of the Company and all of its Subsidiaries (including, without limitation, all material taxes that the Company and the Subsidiaries are obligated to withhold from amounts paid or payable to or benefits conferred upon employees, creditors and third parties) or for which the Company or any of its Subsidiaries may otherwise be liable for any period ending prior to or on the Closing Date.

         (d) Set forth in item 3.10 of the Company Letter is a complete list of income and other tax returns filed by the Company or any of the Subsidiaries pursuant to the laws or regulations of any Federal, state, local or foreign tax authority that have been examined or audited by the IRS or other appropriate authority during the preceding three years, and a list of all adjustments resulting from each such examination or audit. Except as set forth in item 3.10, all deficiencies proposed as a result of such examinations or audits have been paid or finally settled and no issue has been raised in any such examination or audit that, by application of similar principles, reasonably can be expected to result in the assertion of a material deficiency for any other year not so examined or audited. No action, suit, investigation, audit, claim or assessment is pending or proposed or threatened in writing with respect to a material amount of taxes of the Company or any of its Subsidiaries. There are no grounds for any tax liability beyond amounts accrued with respect to years that have not been examined or audited, except to the extent that such tax liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

         (e) There is no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any material amount of taxes.

         (f) No material liens for taxes exist with respect to any assets or properties of the Company or any of its Subsidiaries, except for statutory liens for taxes not yet due.

         (g) None of the Company or any of its Subsidiaries is a party to or is bound by any income tax allocation or sharing agreement with respect to a material amount of taxes, and none of the Company or any Subsidiary has been a member of any group of corporations filing federal tax returns on a consolidated basis other than each such group of which it is currently a member.

         (h) All material amounts of taxes which the Company or any Subsidiary is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued.

         (i) No claim has ever been made by an authority in a jurisdiction where any of the Company or its Subsidiaries does not file tax returns that it is or may be subject to taxation by that jurisdiction, except to the extent that being so subject would not reasonably be expected to have a Material Adverse Effect on the Company.

         (j) Neither the Company nor any of its Subsidiaries are United States Real Property Holding Corporations (a "USRPHC") within the meaning of Section 897 of the Code and were not USRPHC on any "determination date' (as defined in ss. 1.897-2(c) of the United States Treasury Regulations promulgated under the Code (the "Treasury Regulations")) that occurred in the five-year period preceding the Closing Date.

         (k) Except as set forth in item 3.10 of the Company Letter, neither the Company nor any of its Subsidiaries have executed any closing agreements pursuant to Section 7121 of the Code or any predecessor provision thereof, or any similar provision of state or local law.

         (l) Neither the Company nor any of its Subsidiaries have filed consents pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or such Subsidiary.

         (m) None of the assets owned by the Company or any of the Subsidiaries is property that is required to be treated as owned by any other person pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, as in effect immediately prior to the enactment of the Tax Reform Act of 1986 or is "tax-exempt use property" within the meaning of Section 168(h) of the Code, except to the extent that such treatment would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

         (n) Each of the Company and its Subsidiaries has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Code section 6662, except to the extent that such treatment would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

         (o) Neither the Company nor any of the Subsidiaries has agreed to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state or local law by reason of a change in accounting method initiated by it or any other relevant party and neither the Company nor any of the Subsidiaries has any knowledge that the IRS has proposed any such adjustment or change in accounting method, nor has any application pending with any governmental or regulatory authority requesting permission for any changes in accounting methods that relate to the business or assets of the Company or any of the Subsidiaries. Neither the Company nor any of the Subsidiaries is required to make any adjustments pursuant to the Section 481(a) of the Code or any similar provision of state or local law by reason of a change in accounting method initiated by it or any other relevant party, except to the extent that any such adjustment would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

         (p) Neither the Company nor any of the Subsidiaries have filed an election under Rev. Proc. 91-11, 1991-1 C.B. 470, as modified by Rev. Proc. 91-39, 1991-2 C.B. 694, Treas. Reg. ss. 1.1502-20(g) or Rev. Proc. 95-39, 1995-2
C.B. 399.

         (q) As used in this Agreement, (i) "tax" and "taxes" shall include any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, real and personal property, production, sales, use, transfer, stamp, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, or addition to tax imposed by any governmental entity and
(ii) "tax return" shall include any return, report or similar statement required to be filed with respect to any tax including, without limitation, any information return, claim for refund, amended return or declaration of estimated tax.

         (r) "IRS" means the U.S. Internal Revenue Service.

         (s) "Code" means the U.S. Internal Revenue Code of 1986, as amended.

         SECTION 3.11 LIABILITIES. Except (a) for liabilities incurred in the ordinary course of business consistent with past practice, (b) for transaction expenses payable to its accountants, legal and financial advisors incurred in connection with this Agreement not in excess of $6,000,000, (c) for liabilities which individually or in the aggregate would not reasonably be expected to exceed $500,000, (d) for liabilities set forth on any balance sheet (including the notes thereto) included in the Company's financial statements included in the Company Filed SEC Documents filed with the SEC since December 31, 1996, or
(e) as set forth in item 3.11 of the Company Letter, during the period from December 31, 1996 until the date hereof neither the Company nor any of its Subsidiaries has incurred any liabilities that would be required to be reflected or reserved against in a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with United States generally accepted accounting principles as applied in preparing the consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1996 contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

         SECTION 3.12  BENEFIT PLANS; EMPLOYEES AND EMPLOYMENT PRACTICES.

         (a) Except as disclosed in the Company Filed SEC Documents filed with the SEC since December 31, 1996, and item 3.12(a) of the Company Letter, since the date of the most recent audited financial statements included in the Company Filed SEC Documents there has not been any adoption or amendment in any material respect (including any increase or improvements in benefits or coverage) by the Company or any of its Subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical, fringe benefit, excess, supplemental executive compensation, employee stock purchase, stock appreciation, restricted stock or other material employee benefit plan, policy, arrangement or understanding (whether or not in writing) providing benefits relating to the employment of any current or former employee, officer or director of the Company or any of its Subsidiaries (collectively, the "Benefit Plans") or any Employee Agreement (as hereinafter defined). Except as disclosed in item 3.12(a) of the Company Letter or in the Company Filed SEC Documents, neither the Company nor any of its Subsidiaries has any material obligations under any employment, consulting, severance, termination or indemnification agreements between the Company or any of its Subsidiaries and any current or former employee, officer, director or consultant of the Company or any of its Subsidiaries ("Employee Agreements") or any Benefit Plans.

         (b) Item 3.12(a) of the Company Letter identifies all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (sometimes referred to herein as "Pension Plans") and "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) maintained, sponsored or contributed to, by the Company or any of its U.S. or foreign Subsidiaries for the benefit of any current or former employees, officers or directors of the Company or any of such Subsidiaries (collectively, the "ERISA Benefit Plans"). The Company has made available to Parent true, complete and correct copies of (i) each ERISA Benefit Plan (or, in the case of any unwritten ERISA Benefit Plans, descriptions thereof), (ii) the most recent annual report on Form 5500 (and related schedules and financial statements or opinions required in connection therewith) filed with the Internal Revenue Service with respect to each ERISA Benefit Plan (if any such report was required), (iii) the most recent actuarial report with respect to each ERISA Benefit Plan, as applicable, (iv) the most recent summary plan description (and a summary of material modifications, if applicable) for each ERISA Benefit Plan,
(v) each trust agreement and group annuity contract relating to any ERISA Benefit Plan and (vi) each other Benefit Plan or Employee Agreement.

         (c) Except as disclosed in item 3.12(c) of the Company Letter, all Pension Plans which are intended to be tax-qualified have received determination letters in respect of such Pension Plans from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Section 401(a) and 501(a), respectively, of the Code, and, to knowledge of the Company, there is no basis for any such Pension Plan not currently being so qualified.

         (d) Except as disclosed in item 3.12(d) of the Company Letter, each Benefit Plan has been administered in all material respects in conformity with its terms and the applicable requirements of ERISA and the Code and other applicable laws and all contributions required to be made have been made in accordance with the provisions of each such Benefit Plan and with ERISA and the Code and other applicable laws, except where the failure to comply or to make the required contributions would not be reasonably expected to have a Material Adverse Effect on the Company.

         (e) None of the Company or any of its Subsidiaries, or any other person or entity that, together with the Company, is treated as a single employer under
Section 414 of the Code (an "ERISA Affiliate"), currently maintains or contributes to, or has maintained or contributed to during the six-year period preceding the date hereof, or has had during such period the obligation to maintain or contribute to, or may have any liability with respect to, any "multiemployer plan" (within the meaning of Section 3(37) of ERISA), or any plan subject to Title IV of ERISA or Section 412 of the Code. To the Company's knowledge, none of the Company, any of its Subsidiaries, any officer of the Company or any of its Subsidiaries or any of the Benefit Plans which are subject to ERISA, including the Pension Plans, any trusts created thereunder or, to the knowledge of the Company, any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could reasonably be expected to subject the Company, any of its Subsidiaries or any officer of the Company or any of its Subsidiaries, directly or indirectly, to any material tax or penalty on prohibited transactions imposed by such
Section 4975 or to any material liability under Section 502(i) or (l) of ERISA, except where the liability that would be reasonably expected to occur would have a Material Adverse Effect on the Company. With respect to each Pension Plan subject to Title IV of ERISA (other than a multiemployer plan within the meaning of Section 3(37) of ERISA) (i) no proceeding has been initiated to terminate such plan, (ii) there has been no "reportable event" (as such term is defined in Section 4043(b) of ERISA), (iii) no "accumulated funding deficiency" (within the meaning of Section 412 of the Code), whether or not waived, has occurred, (iv) no person has failed to make a required installment or any other payment required under Section 412 of the Code before the applicable due date and (v) neither the Company nor any ERISA Affiliate has provided or is required to provide security to such plan under Section 401(a)(29) of the Code due to a plan amendment that results in an increase in current liability, where the liability, individually or in the aggregate, that would be reasonably expected to result would have a Material Adverse Effect on the Company.

         (f) There is no dispute, arbitration, claim, suit or grievance, pending or to its knowledge threatened, involving a Benefit Plan (other than routine claims for benefits payable under any such plan), and to the knowledge of the Company, there is no basis for any such claim, which would reasonably be expected to have a Material Adverse Effect on the Company.

         (g) Except as disclosed in item 3.12(g) of the Company Letter, there are no controversies, strikes, work stoppages or disputes pending or to its knowledge threatened between the Company or any of its Subsidiaries and any current or former employees, and, to the Company's knowledge, no organizational effort by any labor union or other collective bargaining unit currently is under way or threatened with respect to any employee, which would reasonably be expected to have a Material Adverse Effect on the Company. No employee of the Company or its Subsidiaries is a member of a collective bargaining unit.

         (h) Except as set forth in item 3.12(h) of the Company Letter, there is no controversy pending between the Company or any Subsidiary and any of their respective employees, or former employees or applicants for employment, that, individually or in the aggregate with other such controversies, could reasonably be expected to have a Material Adverse Effect on the Company. To the knowledge of this Company, there is no basis for any claim, grievance, arbitration, negotiation, suit, action or change of or by any employee of the Company or any Subsidiary, and no complaint is pending against the Company or any Subsidiary before the National Labor Relations Board or any state or local agency that would reasonably be expected to have a Material Adverse Effect on the Company. The Company and its Subsidiaries have complied, in respect of their employees, in all materials respects with all applicable statutes, regulations, orders and restrictions of the United States of America, all states and other subdivisions thereof, all foreign jurisdictions and all agencies and instrumentalities of the foregoing, including without limitation workers' compensation laws, the Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Equal Pay Act of 1963, the National Labor Relations Act of 1935 ("NLRA"), the Occupational Safety and Health Act of 1970, the Vocational Rehabilitation Act of 1973 and Immigration Act of 1986, as amended, except where noncompliance would not reasonably be expected to have a Material Adverse Effect on the Company.

         SECTION 3.13 LITIGATION. Except as disclosed in item 3.13 of the Company Letter or in the Company Filed SEC Documents, there is no suit, claim (including product warranty claims), action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries (i) as of the date hereof, that would reasonably be expected to be successful and, if adversely determined, would result in a liability for the Company or any of its Subsidiaries in excess of $300,000 or (ii) that otherwise, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company or prevent or result in a third party materially delaying the consummation of the Merger. Except as disclosed in item
3.13 of the Company Letter or in the Company Filed SEC Documents, neither the Company nor any of its Subsidiaries is subject to any outstanding judgment, order, writ, injunction or decree that would reasonably be expected to have a Material Adverse Effect on the Company or prevent or result in a third party materially delaying the consummation of the Merger.

         SECTION 3.14 ENVIRONMENTAL MATTERS. Except as set forth in the Company Filed SEC Documents or in item 3.14 of the Company Letter, neither the Company nor any of its Subsidiaries has (i) placed, held, located, released, transported or disposed of any Hazardous Substances (as defined below) on, under, from or at any of the Company's or any of its Subsidiaries' properties or any other properties, other than in a manner that would not, in all such cases taken individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company, (ii) any knowledge of the release or threatened release of any Hazardous Substances into the environment on, under or at any of the Company's or any of its Subsidiaries' properties other than that which would not reasonably be expected to result in a Material Adverse Effect on the Company, or (iii) received any written notice (A) of any violation of any applicable statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity relating to any matter of pollution, protection of the environment or natural resources or environmental regulation or control, including worker health or safety or regarding Hazardous Substances (collectively, "Environmental Laws") that has not been resolved or settled with the relevant Governmental Entity, (B) of the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any such violation, (C) requiring the response to or remediation of Hazardous Substances at or arising from any of the Company's or any of its Subsidiaries' properties or any other properties, (D) alleging noncompliance by the Company or any of its Subsidiaries with the terms of any permit required under any Environmental Law or (E) demanding payment for response to or remediation of Hazardous Substances at or arising from any of the Company's or any of its Subsidiaries' properties or any other properties, except in each case for the notices set forth in item 3.14 of the Company Letter and except in each case for notices that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company. For purposes of this Agreement, the term "Hazardous Substance" shall mean any material or substance defined or classified as waste or toxic or hazardous materials or substances or otherwise regulated as pollutants or contaminants, including any petroleum and petroleum products, under any applicable Environmental Law.

         SECTION 3.15 INTELLECTUAL PROPERTY.

         (a) For purposes of this Agreement and the representations and warranties contained in this section: (1) the term "Intellectual Property" shall mean: all patents, trademarks, trade names, service marks, registered and unregistered copyrights, maskworks and any applications therefor, technology, know-how, computer software programs or applications (in both source code and object code form), customer lists, trade secrets and tangible or intangible proprietary information or material; and the term "Company's knowledge" shall mean the knowledge of an officer or director of Company. Except as set forth in item 3.15(a) of the Company Letter:

                  (i) To the Company's knowledge, the Company owns, is licensed or otherwise possesses legally sufficient rights to use all Intellectual Property that Company uses in any material respect in the business of the Company.

                  (ii) Item 3.15(a) of the Company Letter lists and identifies the nature and status of all current patents, registered copyrights, registered trademarks and maskwork registrations (including any application(s) therefor) owned by the Company (the "Company IP Registrations"), and specifies the jurisdictions in which each such Company IP Registration has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners.

                  (iii)  Item 3.15(a) of the Company Letter lists:

                           (A) all material licenses, sublicenses and other
                  agreements as to which the Company is a party and pursuant to which any person is authorized to use any Company Intellectual Property Rights (as hereinafter defined); and

                           (B) all material licenses, sublicenses and other
                  agreements as to which the Company is a party and pursuant to which the Company is authorized to use any Intellectual Property of any third party ("Third Party Intellectual Property Rights") in or as part of any product and includes the identity of all parties to such material licenses, sublicenses and/or agreements.

                  (iv) To the Company's knowledge, no claims as described below are currently pending or, to the knowledge of the Company, threatened by any person, nor does the Company know of any grounds for any bona fide claims:

                           (A) to the effect that the manufacture, sale,
                  licensing or use of any product as now used, sold or licensed by the Company infringes on any Intellectual Property right;

                           (B) against the use by the Company of any
                  Intellectual Property used in the Company's business as currently conducted by the Company;

                           (C) challenging the ownership, validity or
                  effectiveness of any of the Intellectual Property owned by Company ("Company Intellectual Property Rights"); or

                           (D) challenging the Company's license or legally
                  enforceable right to use of the Third Party Intellectual Property Rights.

                  (v) To the Company's knowledge, there is no material unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third party, including any employee or former employee of the Company or any of its Subsidiaries.

                  (vi) To the Company's knowledge, neither the Company nor any of its Subsidiaries (A) has been sued or charged in writing as a defendant or party in any claim, suit, action or proceeding which involves a claim or infringement of any Intellectual Property right and which has not been finally terminated prior to the date hereof, (B) has been informed or notified by any third party that the Company may be engaged in such infringement or that any such action described in (A) above may be instituted or (C) is or has any alleged or actual infringement liability with respect to any alleged or actual infringement by the Company or any of its Subsidiaries or any Intellectual Property right of another.

                  (vii) To the Company's knowledge, neither the Company nor any of its Subsidiaries are using or in any way making use of any confidential information or Intellectual Property of any third party, including without limitation a former employer of any present or past employee of the Company or any Subsidiary, without a written license or other agreement.

                  (viii) To the Company's knowledge, no director, officer or employee of the Company or any of its Subsidiaries owns, directly or indirectly, in whole or in part, any material Intellectual Property right which the Company or any of its Subsidiaries has used or is presently using which is reasonably necessary to Company or its Subsidiaries' respective businesses as now conducted.

         (b) Except as explicitly set forth in Section 3.15(a) above and in item 3.15(a) of the Company Letter, to the Company's knowledge, all rights to the Company Intellectual Property are: (i) owned exclusively by the Company or a Subsidiary, free and clear of any attachments, liens, or encumbrances, and no other person has any right or interest in or license to use or right to license others to use any of them, except as reasonable in the course of Company's business; (ii) freely transferable (except as otherwise required by law) and
(iii) are not subject to any outstanding order, decree, judgment or stipulation.

         (c) Each current and former employee (with date of hire after June 1, 1987) of the Company has executed a confidentiality, invention and assignment agreement with the Company in substantially the form(s) previously delivered to Parent.

         SECTION 3.16 STATE TAKEOVER STATUTES; CHARTER PROVISIONS. The action of the Board of Directors of the Company in approving the Merger, this Agreement and the transactions contemplated by this Agreement (including the execution of the Stockholder Voting Agreement) is sufficient to render inapplicable to the Merger, this Agreement and the Stockholders Voting Agreement the provisions of
Section 203 of the DGCL and the provisions of any California takeover laws.

         SECTION 3.17 BROKERS. No broker, investment banker, financial advisor or other person, other than Lehman Brothers the fees and expenses of which will be paid by the Company (and are reflected in an agreement between Lehman Brothers and the Company, a complete copy of which has been furnished to Parent), is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Other than the foregoing agreement, the Company is not aware of any claim for payment by the Company of any broker's, finder's, financial advisor's or other similar fee or commission in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

         SECTION 3.18 REQUIRED VOTE OF STOCKHOLDERS. The affirmative vote of not less than a majority of the outstanding Shares is required to adopt the plan of merger contained in this Agreement and approve the Merger. No other vote of the stockholders of the Company is required by law, the Certificate of Incorporation or By-Laws of the Company as currently in effect or otherwise to adopt the plan of merger contained in this Agreement and approve the Merger.

         SECTION 3.19 TITLE TO PROPERTY. The Company and each of its Subsidiaries has good and marketable title to all of its properties and assets, free and clear of all Liens, except for liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

         SECTION 3.20 REAL PROPERTY.

         (a) Item 3.20 of the Company Letter sets forth a list of all fee and leasehold interests in real property of the Company and the Subsidiaries of the Company, which collectively constitute the "Specified Real Estate."

         (b) Neither the Company nor any of its Subsidiaries has given or received notice of any material default under any material lease under which the Company or any of its Subsidiaries is the lessee of real property (each a "Lease" and collectively the "Leases") and, to the knowledge of the Company, neither the Company nor any of its Subsidiaries nor any other party thereto is in default in any material respect under any of the Leases. Item 3.20 of the Company Letter contains a complete list of all leases (including all amendments, modifications, waivers, supplements and other agreements relating thereto) under which the Company or any of its Subsidiaries is the lessee of the real property. Except as set forth in item 3.20, none of the Leases has been modified in any material respect and such Leases are in full force and effect. Except as set forth in item 3.20, neither the Company nor any of its Subsidiaries has leased, subleased, licensed or assigned, as the case may be, all or any portion of its fee or leasehold interest in any Specified Real Estate to any person and the Company or one or more of its Subsidiaries is in sole and exclusive possession of and has the right to use all of the Specified Real Estate. Except as set forth in item 3.20, no person other than the Company or one or more of its Subsidiaries has any option or right to purchase, lease or use any portion of the Specified Real Estate. Item 3.20 sets forth all rights of the Company and its Subsidiaries to purchase the Specified Real Estate leased by the Company or its Subsidiaries under any Lease.

         (c) Except as disclosed in item 3.20 of the Company Letter, the buildings and improvements on the Specified Real Estate (including all fixtures, roofs, plumbing systems, fire protection systems, electrical systems, equipment, elevators and all structural components) in all material respects are in good operating condition and in a state of good and working maintenance and repair, ordinary wear and tear excepted, are adequate and suitable for the purposes for which they are presently being used, and to the knowledge of the Company, there are no condemnation or appropriation proceedings pending or threatened against any of such Specified Real Estate or the improvements thereon, and, to the knowledge of the Company, no buildings or improvements on such Specified Real Estate encroach on real property not leased to or owned by the Company or any of its Subsidiaries, to the extent that removal of such encroachment would have a material adverse effect on the current use, value, occupancy or operation of such improvements. To the knowledge of the Company, no improvements or buildings not located on Specified Real Estate encroach upon any of the Specified Real Estate to the extent that the same would have a material adverse effect on the current use, value, occupancy or operation of such Specified Real Estate.

         (d) To the knowledge of the Company, no part of any Specified Real Estate is subject to any building or use restriction that materially restricts or prevents the present use and operation of such property. To the knowledge of the Company, none of the Specified Real Estate nor the use thereof by the Company or any of its Subsidiaries constitutes a nonconforming use or legal non-conforming use.

         (e) The Company or one or more of its Subsidiaries is in possession of and has good title to, or has valid leasehold interests in or valid rights under contract to use, all tangible personal property used in the business of the Company and its Subsidiaries or reflected in the audited financial statements of the Company and its consolidated subsidiaries dated as of December 31, 1996, except for personal property disposed of in the ordinary course since the date thereof.

         (f) No labor has been performed or material furnished for any portion of any property owned by the Company or any of its Subsidiaries for which a Lien in excess of $500,000 in value can be claimed against any such property. All of the Specified Real Estate has rights of access to dedicated public ways (and makes no material use of any means of access or egress that is not pursuant to such dedicated public ways or recorded, irrevocable rights-of-way) and is served by water, sewer, sanitary sewer, telephone, electric, gas and other public utilities necessary or desirable for the current use thereof which utilities are available to such Specified Real Estate through a public right-of-way. There are no pending or proposed special or other assessments for public improvements on the Specified Real Estate.

         (g) To the knowledge of the Company, there is no pending or threatened proceeding or governmental action to modify the zoning classification of, or to condemn or take by power or eminent domain (or any purchase in lieu thereof), or to classify as a landmark, all or any material part of the Specified Real Estate except, in each case, for any proceeding or action that would not have a Material Adverse Effect on the Company.

         SECTION 3.21 OUTSTANDING COMMITMENTS.

         (a) Item 3.21 of the Company Letter contains a list, accurate and complete in all material respects, as of the date hereof of all material contracts, true and complete copies of which have been furnished (or made available) to Parent and Sub (excluding purchase orders), to which the Company or any of its Subsidiaries is a party or by which any of the assets or operations of the Company or any of its Subsidiaries are bound. Each material contract is a valid and binding obligation of at least the Company or one of its Subsidiaries and, to the knowledge of the Company, each other party thereto, and is enforceable against the Company or one or more of its Subsidiaries and, to the knowledge of the Company, each other party thereto, in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and is subject to general principles of equity, and neither the Company nor any of its Subsidiaries, nor to the knowledge of the Company, any other party, is in default under any material contract, except in each case for such failures to be valid, binding and enforceable and for such defaults which, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

         (b) Except as would not have a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries is in default under any of the material contracts. No proceeding (to the knowledge of the Company in the case of any investigation) or event or condition has occurred or exists, or to the knowledge of the Company, is alleged by any party to have occurred or exist which, with notice or lapse of time or both, would constitute a default by any of the parties thereto of their respective obligations under a material contract (or would give rise to any right of termination or cancellation), except as would not have a Material Adverse Effect on the Company.

         SECTION 3.22 INSURANCE. The insurance carried by the Company and its Subsidiaries is in such types and amounts and covering such risks as are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of the Company and its Subsidiaries. Except as would not have a Material Adverse Effect on the Company, all such insurance is in full force and effect and none of the Company nor any of its Subsidiaries is in default thereunder. Except as would not have a Material Adverse Effect on the Company, all claims thereunder have been filed in a due and timely fashion. Except as would not have a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries has been notified in writing of a refusal of any material insurance coverage relating to products liability (including renewals of any such products liability coverage) by any insurance carrier to which it has applied for insurance during the past three years.

         SECTION 3.23 AFFILIATE TRANSACTIONS. Except as set forth in item 3.23 of the Company Letter, (a) there is no indebtedness (other than indebtedness between the Company and its Subsidiaries) between the Company or any of its Subsidiaries, on the one hand, and any holder of record of 5% or more of the Shares outstanding on the date hereof or officer, director or affiliate of the Company or any of its Subsidiaries, on the other hand, (b) no such officer, director, stockholder or affiliate provides or causes to be provided any assets, services (other than in such capacity as officer or director) or facilities to the Company or any of its Subsidiaries which are individually or in the aggregate material to the business or condition of the Company and its Subsidiaries, taken as a whole, (c) neither the Company nor any of its Subsidiaries provides or causes to be provided any assets, services or facilities to any such officer, director, stockholder or affiliate other than in the ordinary course of the Company's business, affiliate which are individually or in the aggregate material to the business or condition of the Company and its Subsidiaries, taken as a whole, and (d) neither the Company nor any of its Subsidiaries owns any capital stock, indebtedness or other securities issued by any such officer, director, stockholder or affiliate.

         SECTION 3.24 MANAGEMENT PAYMENTS. Other than payments under Benefit Plans and Employee Agreements, payments properly accrued in the Company's budget for the 1997 fiscal year, or as provided in this Agreement, no employee or former employee will be entitled to additional compensation or to the early vesting or acceleration of payment of any compensation that arises out of or are related to the consummation of the Merger and the transactions contemplated thereby.

         SECTION 3.25 ACCURACY OF INFORMATION. The financial forecasts for fiscal 1997 and 1998 previously furnished to the Parent, as updated through the date hereof, have been prepared in good faith, represent the reasonable judgment of the Company's management and are based on assumptions which the Company believes as of the date hereof are reasonable. No representation is made, however, as to whether the assumptions on which the projections are based are true and correct or that events will not occur which would make such assumptions incorrect. All of the information furnished to Parent or Sub by the Company (including the information set forth in the Company Letter) was furnished in the good faith belief that, as of the date furnished, such information taken as a whole was accurate and complete in all material respects.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                OF PARENT AND SUB

         Parent and (at such time as Sub becomes a party to this Agreement) Sub represent and warrant to the Company as of the date hereof (provided, that the following representations and warranties relating to Sub shall instead be made as of such time as Sub becomes a party hereto) as follows:

         SECTION 4.1 ORGANIZATION. Parent is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now being conducted.

         SECTION 4.2 AUTHORITY. Parent and Sub have all requisite partnership or corporate power and authority to execute and deliver this Agreement and all documents and agreements contemplated hereby and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby have been duly authorized by all necessary partnership or corporate action on the part of Parent and Sub and no other partnership or corporate action on the part of Parent or Sub is necessary to authorize or execute this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by Parent and Sub and (assuming the valid authorization, execution and delivery of this Agreement by the Company) constitutes a valid and binding obligation of each of Parent and Sub enforceable against them in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

         SECTION 4.3 CONSENTS AND APPROVALS; NO VIOLATIONS. The execution and delivery by Parent and Sub of this Agreement do not, and the consummation by Parent and Sub of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries under, (i) any provision of the partnership agreement, Certificate of Incorporation, By-laws or comparable organization documents of Parent, Sub or any Significant Subsidiaries of Parent, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement (other than, with respect to termination, agreements terminable at will or upon 90 days' or less notice by the terminating party), instrument, permit, concession, franchise or license applicable to Parent or any of its Significant Subsidiaries or (iii) assuming all the consents, filings and registrations referred to in the next sentence are made and obtained, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Significant Subsidiaries or any of their respective properties or assets, other than, in the case of clause (ii) or
(iii), any such violations, defaults, rights, losses or Liens, that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent or Sub or prevent or result in a third party materially delaying the consummation of the Merger. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent or Sub or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except (i) in connection, or in compliance, with the provisions of the HSR Act and the Exchange Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Parent or any of its Subsidiaries is qualified to do business, (iii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the other transactions contemplated by this Agreement, (iv) such filings, authorizations, orders and approvals as may be required to obtain the State Takeover Approvals or state securities or "blue sky" laws, (v) such filings as may be required in connection with the taxes described in Section 6.6, (vi) such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the laws of any foreign country in which Parent or any of its Subsidiaries conducts any business or owns any property or assets and (vii) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent or prevent or result in a third party materially delaying the consummation of the Merger.

         SECTION 4.4 INFORMATION SUPPLIED. None of the information supplied or to be supplied by Parent or Sub specifically for inclusion in (i) the S-4 Registration Statement will, at the time the S-4 Registration Statement becomes effective under the Securities Act, and (ii) the Prospectus/Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by Parent or Sub in connection with any of the foregoing with respect to statements made or incorporated by reference therein based on information supplied by the Company or any of its representatives specifically for inclusion or incorporation by reference therein.

         SECTION 4.5 INTERIM OPERATIONS OF SUB. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

         SECTION 4.6 BROKERS. No broker, investment banker, financial advisor or other person, other than any person the fees and expenses of which will be paid by Parent or Sub, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the negotiations leading to this Agreement or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub. Other than as aforesaid, Parent is not aware of any claim for payment by Parent of any broker's, finder's, financial advisor's or other similar fee or commission in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

         SECTION 4.7 FINANCING. Parent has binding written commitments, addressed to Parent or Sub, from one or more financially responsible financial institutions, true and complete copies of which have been furnished to the Company (collectively, the "Commitments") to obtain, together with the other funds to be provided by Parent, the financing necessary to pay the Cash Election Price with respect to each Share outstanding at the Effective Time (other than Electing Shares), to pay (or provide the funds for the Company to pay) all amounts contemplated by Section 2.2 when due, to refinance any indebtedness or other obligation of the Company and its Subsidiaries which may become due as a result of this Agreement or any of the transactions contemplated hereby, to pay all related fees and expenses and to provide for the anticipated working capital needs of the Surviving Corporation following the Merger (the financing necessary to provide such funds being hereinafter referred to as the "Financing"), which Commitments are in full force and effect as of the date hereof. There are no conditions precedent or other contingencies related to the funding of the full amount of the Financing other than as set forth in the Commitments. Subject to the terms and conditions of this Agreement and receipt of the proceeds of the Financing as set forth in the Commitments (or on other terms reasonably satisfactory to Parent), at the closing of the Merger, Parent will capitalize Sub with an aggregate equity contribution of at least $140 million. Parent will be under no obligation pursuant to the preceding sentence unless and until the proceeds of the Financing are received as set forth in the Commitments. In addition, Parent will be under no obligation under any circumstances to capitalize Sub with equity of more than $140 million.


                                    ARTICLE V

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         SECTION 5.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. During the period from the date of this Agreement until the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, except as contemplated by this Agreement, carry on its business in the ordinary course of its business as currently conducted, maintain all assets other than those disposed of in the ordinary course of business in good repair and condition, confer on a regular basis with Parent to report material operational matters and any proposals to engage in material transactions and, to the extent consistent therewith, use reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its present relationships with customers, suppliers and others having significant business dealings with it. Without limiting the generality of the foregoing, during such period, except as contemplated by this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed):

         (a) (x) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such (other than the payment by a Subsidiary of a dividend or distribution to the Company or another wholly owned Subsidiary), (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase (other than issuances by a wholly owned Subsidiary), redeem or otherwise acquire any shares of its capital stock or those of any Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

         (b) except as set forth in item 3.12(a) of the Company Letter, issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire any such shares, voting securities, equity equivalent or convertible securities (other than issuances by a wholly owned Subsidiary of the Company of its capital stock to the Company), or modify or alter the terms of any of the foregoing;

         (c) amend its Certificate of Incorporation or By-laws or other similar organizational documents;

         (d) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, limited liability company, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, other than (i) transactions which involve assets having a purchase price not in excess of $100,000 individually or $500,000 in the aggregate or (ii) acquisitions or purchases of assets to the extent permitted by Section 6.1(m);

         (e) sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets, other than transactions that are in the ordinary course of business consistent with past practice or which involve assets which in the aggregate are not in excess of $500,000;

         (f) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell, or vary the terms of, any debt securities or warrants or rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of others, enter into any "keep-well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for borrowings incurred in the ordinary course of business consistent with past practice not to exceed $100,000 in the aggregate or non-acquisition-related borrowings under existing credit facilities not to exceed $100,000 in the aggregate, or make any loans, advances or capital contributions to, or other investments in, any other person, other than to or in the Company or any wholly owned Subsidiary of the Company;

         (g) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of the Company or any Subsidiary;

         (h) except as disclosed in item 3.12(a) of the Company Letter, increase the compensation payable or to become payable to its directors, officers or employees, except for increases required under employment agreements existing on the date hereof, and increases for employees other than officers in the ordinary course of business consistent with past practice, or grant any severance or termination pay, or make any loan, to, or enter into any employment or severance agreement, or establish, adopt, enter into, or amend or take action to enhance or accelerate any rights or benefits under, any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except, in each case, for changes which are less favorable to participants in plans, agreements, trusts, funds, policies or arrangements, or as may be required by the terms of any such plan, agreement, trust, fund, policy or arrangement existing on the date hereof or to comply with applicable law or regulation;

         (i) knowingly violate or fail to perform any material obligation or duty imposed upon it by any applicable material federal, state or local law, rule, regulation, guideline or ordinance;

         (j) settle or compromise any suit, proceeding, investigation or claim or threatened suit, proceeding, investigation or claim for an amount that is more than $100,000 in the case of any individual suit, proceeding or claim or $500,000 for all suits, proceedings or claims;

         (k) except to the extent required by law or agreed to by Parent, (i) compromise any material tax liability or (ii) prepare or file any material tax return inconsistent with past practice or, on any such tax return or otherwise, take any position, make any material election, or adopt any material accounting method that is inconsistent with positions taken, elections made or methods used in the past in preparing or filing similar tax returns;

         (l) except as may be required as a result of a change in law or in United States generally accepted accounting principles, make any material change in its method of accounting;

         (m) make or agree to make any new capital expenditure not previously finally committed to that, individually, exceeds $2,000,000; provided, however, that as to any individual capital expenditure in an amount equal to or greater than $500,000 but less than or equal to $2,000,000, the Company will consult with Parent (it being understood that no consent is required hereunder);

         (n) except to the extent permitted by Section 5.1(j), pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, (1) in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities recognized or disclosed in the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company Filed SEC Documents or incurred since the date of such financial statements in the ordinary course of business consistent with past practice or (2) of liabilities required to be paid, discharged or satisfied pursuant to the terms of any contract in existence on the date hereof;

         (o) enter into, modify in any material respect, amend in any material respect or terminate any material contract or agreement to which the Company or any of its Subsidiaries is a party or waive (except to the extent permitted by Section 5.3), release or assign any material rights or claims;

         (p) commence any voluntary petition, proceeding or action under any bankruptcy, insolvency or other similar laws;

         (q) except in the ordinary course of business consistent with past practice, sell, assign, transfer, license or permit to lapse any material right with respect to the Company Intellectual Property Rights; or

         (r) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

         SECTION 5.2 NO SOLICITATION.

         (a) The Company shall, and shall direct and cause its officers, directors, employees, representatives and agents to, immediately cease any discussions or negotiations with any parties that may be ongoing with respect to a Takeover Proposal (as hereinafter defined). The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative or agent retained by it or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing information) any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal or (ii) participate in any discussions or negotiations regarding any Takeover Proposal; provided, however, that if, at any time prior to the receipt of the Company Stockholder Approval the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it would be consistent with its fiduciary responsibilities to the Company's stockholders under applicable law, the Company may, in response to a Superior Proposal (as defined below) which was not solicited subsequent to the date hereof, (x) furnish information with respect to the Company to any person pursuant to a confidentiality agreement substantially identical to the Confidentiality Agreement (as defined in Section 6.2 hereof) and (y) participate in discussions, investigations and/or negotiations regarding such Superior

Proposal. The Company will promptly notify Parent in the event of the occurrence of any matter referred to in the foregoing proviso. For purposes of this Agreement, "Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of 25% or more of the aggregate assets of the Company and its Subsidiaries, taken as a whole, or 25% or more of the voting power of the shares of Common Stock then outstanding or any tender offer or exchange offer that if consummated would result in any person beneficially owning 25% or more of the voting power of the shares of Common Stock then outstanding or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, other than the transactions contemplated by this Agreement. For purposes of this Agreement, a "Superior Proposal" means any proposal determined by the Board of Directors of the Company in good faith, after consultation with outside legal counsel, to be a bona fide proposal and made by a third party to acquire, directly or indirectly, for consideration consisting of cash, property and/or securities, more than 50% of the combined voting power of the shares of Common Stock then outstanding or all or substantially all the assets of the Company and otherwise on terms which the Board of Directors of the Company determines in its good faith judgment, after consultation with outside counsel and with a financial advisor of nationally recognized reputation, to be more favorable to the Company's stockholders than the Merger.

         (b) Except as set forth in this Section 5.2, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement; provided that, the Board of Directors may, (A) in response to any Takeover Proposal, suspend such recommendation pending its analysis of such Takeover Proposal or (B) at any time prior to the receipt of the Company Stockholder Approval, modify or withdraw such recommendation if the Board of Directors of the Company determines in good faith that a Takeover Proposal is a Superior Proposal and, after consultation with outside counsel, that it would be consistent with its fiduciary responsibilities to so modify or withdraw such recommendation, (ii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal or (iii) cause the Company to enter into any acquisition agreement or other similar agreement (an "Acquisition Agreement") related to any Takeover Proposal. Notwithstanding the foregoing, in the event that prior to the receipt of the Company Stockholder Approval, the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it would be consistent with its fiduciary responsibilities to the Company's stockholders under applicable law, the Board of Directors of the Company may approve or recommend a Superior Proposal or terminate this Agreement, but in each case, subject to the provisions of Section
6.3 hereof and only at a time that is after the second business day following Parent's receipt of written notice (a "Notice of Superior Proposal") advising Parent that the Board of Directors of the Company has received a Takeover Proposal that may constitute a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal.

         (c) Nothing contained in this Section 5.2 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act or making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, such disclosure is necessary in order to comply with its fiduciary duties to the Company's stockholders under applicable law or is otherwise required under applicable law.

         SECTION 5.3 THIRD PARTY STANDSTILL AGREEMENTS. During the period from the date of this Agreement through the Effective Time, the Company shall not, except in connection with the making of a Superior Proposal, terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which the Company or any of its Subsidiaries is a party (other than any involving Parent) unless the Company's Board of Directors shall have determined in good faith, after consultation with outside counsel, that such release of any third party or amendment, modification or waiver of such provisions is necessary in order to comply with its fiduciary duties to the Company's stockholders under applicable law.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         SECTION 6.1 STOCKHOLDER MEETING. The Company will take, in accordance with applicable law and its certificate of incorporation and by-laws, all action necessary to convene a meeting of holders of Shares (the "Stockholder Meeting") as promptly as practicable after the S-4 Registration Statement is declared effective to consider and vote upon the approval of this Agreement and the Merger. Except as otherwise expressly provided herein, the Company's Board of Directors shall recommend approval of the transactions contemplated hereby and shall take all lawful action to solicit such approval.

         SECTION 6.2 FILINGS; OTHER ACTIONS; NOTIFICATION; ACCESS TO
INFORMATION.

         (a) Parent and the Company shall promptly prepare and file with the SEC the Prospectus/Proxy Statement and the S-4 Registration Statement as promptly as practicable. Parent and the Company each shall use all reasonable efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and promptly thereafter mail the Prospectus/Proxy Statement to the stockholders of the Company. Parent and the Company shall also use all reasonable efforts to obtain prior to the effective date of the S-4 Registration Statement all necessary state securities law or "blue sky" permits and approvals required in connection with the Merger and to consummate the other transactions contemplated by this Agreement and will pay all expenses incident thereto.

         (b) The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. If at any time prior to the Stockholder Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its stockholders such an amendment or supplement. Parent shall cooperate with the Company in the preparation of the Proxy Statement or any amendment or supplement thereto.

         (c) The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Prospectus/Proxy Statement, the S-4 Registration Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement.

         (d) The Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement. Each of the Company and Parent shall give prompt notice to the other of any change that is reasonably likely to result in a Material Adverse Effect on it.

         (e) The Company shall deliver to Parent a letter identifying all persons whom the Company believes to be, at the date of the Stockholder Meeting, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. Each of the Company and Parent shall use all reasonable efforts to cause each Person who is identified as an "affiliate" in the letter referred to above to deliver to Parent at least thirty-five days prior to the date of the Stockholder Meeting a written agreement substantially in the form of Exhibit B. Prior to the Effective Time, the Company shall amend and supplement such letter and use all reasonable efforts to cause each additional person who is identified as an "affiliate" to execute a written agreement as set forth in this Section 6.2(e).

         (f) The Company shall, and shall cause each of its Subsidiaries to, upon reasonable notice, afford to Parent and to the officers, employees, accountants, counsel, financial advisors and other representatives and agents of Parent reasonable access to all their respective key employees, properties, books, contracts, commitments, documents and records of the Company or its Subsidiaries during normal business hours during the period from the date of this Agreement through the Effective Time and, during such period, the Company shall, and shall cause each of its Subsidiaries to, furnish promptly to Parent
(i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request; provided that the Company shall not be required to furnish to Parent any information which is subject to an attorney-client privilege or which constitutes attorney work product. All information obtained by or on behalf of Parent pursuant to this
Section 6.2 shall be kept confidential in accordance with the letter agreement dated May 27, 1997 between Parent and Lehman Brothers, on behalf of the Company (the "Confidentiality Agreement").

         SECTION 6.3 FEES AND EXPENSES.

         (a) The Company shall pay to Parent by wire transfer $15,000,000 (the "Company Termination Fee") if:

                  (i) the Company terminates this Agreement pursuant to Section 8.1(e), in which case, the Company Termination Fee must be paid simultaneously with such termination;

                  (ii) Parent terminates this Agreement pursuant to Section 8.1(d), in which case, the Company Termination Fee must be paid no later than one business day after the termination of this Agreement; or

                  (iii) (A) Parent or the Company terminates this Agreement pursuant to Section 8.1(b)(iii), (B) the approval of this Agreement by the stockholders of the Company shall not have been obtained by reason of the failure to obtain the required vote at a meeting of stockholders duly convened thereon as contemplated by this Agreement (a "Company Negative Vote"), (C) at the time of such Company Negative Vote there shall be pending a Takeover Proposal, and (D) within one year after such termination, the Company consummates either (1) a merger, consolidation or other business combination between the Company and any other person (other than Parent, Sub or an affiliate of Parent) or (2) the sale of 30% or more (in voting power) of the voting securities of the Company or of 30% or more (in fair market value) of the assets of the Company and its Subsidiaries, on a consolidated basis, in which case, the Company Termination Fee must be paid simultaneously with the closing of the event described in clause (1) or (2) of this subparagraph.

         (b) Parent shall pay to the Company by wire transfer $5,000,000 (the "Parent Termination Fee") if this Agreement is terminated by either Parent or the Company pursuant to Section 8.1(b)(i) and at the time of such termination
(A) the condition set forth in Section 7.2(c) to the obligations of Parent and Sub shall not have been satisfied or waived and (B) each of the other conditions set forth in Article VII to the obligations of the Company, Parent and Sub shall have been satisfied or waived and Parent and Sub shall not have then been entitled to terminate this Agreement pursuant to any of the provisions of
Section 8.1 (other than Section 8.1(b)(i)). If payable, the Parent Termination Fee shall be paid no later than one business day after the termination of this Agreement.

         (c) Except as set forth above, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated; provided, however, that all filing fees related to compliance with the HSR Act in connection with the transactions contemplated hereby shall be borne equally by Parent and the Company.

         SECTION 6.4 AWARDS. No further awards of any type shall be made under any Company Stock Plan after the date of this Agreement.

         SECTION 6.5 PUBLIC ANNOUNCEMENTS. Parent and the Company will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, fiduciary duties or by obligations pursuant to any listing agreement with any national securities exchange.

         SECTION 6.6 REAL ESTATE TRANSFER TAX. Parent and the Company agree that either the Surviving Corporation or Parent (without any liability to any of the Company's stockholders) will pay any state or local tax which is attributable to the transfer of the beneficial ownership of the Company's or its Subsidiaries' real property, if any (collectively, the "Transfer Taxes"), and any penalties or interest with respect to the Transfer Taxes, payable in connection with the consummation of the Merger. The Company agrees to cooperate with Parent in the filing of any returns with respect to the Transfer Taxes, including supplying in a timely manner a complete list of all real property interests held by the Company and its Subsidiaries and any information with respect to such property that is reasonably necessary to complete such returns. The portion of the consideration allocable to the real property of the Company and its Subsidiaries shall be determined by Parent in its reasonable discretion. To the extent permitted by law, the stockholders of the Company shall be deemed to have agreed to be bound by the allocation established pursuant to this Section 6.6 in the preparation of any return with respect to the Transfer Taxes.

         SECTION 6.7 STATE TAKEOVER LAWS. If any "fair price" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby, the Company and its Board of Directors shall use reasonable best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby.

         SECTION 6.8  INDEMNIFICATION; DIRECTORS AND OFFICERS INSURANCE.

         (a) From and after the Effective Time, the Surviving Corporation agrees that it will indemnify and hold harmless each present and former director and officer of the Company (when acting in such capacity) determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under the DGCL and its articles of incorporation or by-laws in effect on the date hereof to indemnify such Person (and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification).

         (b) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 6.8, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Surviving Corporation thereof, but the failure to so notify shall not relieve the Surviving Corporation of any liability it may have to such Indemnified Party if such failure does not materially prejudice the indemnifying party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Surviving Corporation shall have the right to assume the defense thereof and the Surviving Corporation shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Surviving Corporation does not elect to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that the Surviving Corporation shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction (unless there is a conflict of interest as provided above), (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) the Surviving Corporation shall not be liable for any settlement effected without the prior written consent of the Surviving Corporation.

         (c) The Surviving Corporation shall maintain a policy of officers' and directors' liability insurance for acts and omissions occurring prior to the Effective Time with coverage in amount and scope at least as favorable as the Company's existing directors' and officers' liability insurance coverage for a period of six years after the Effective Time; provided, however, that in satisfying the obligations under this provision, the Surviving Corporation shall not be obligated to pay annual premiums in excess of 200% of the amount per annum paid by the Company in its last full fiscal year. The amount per annum of premiums paid by the Company in its last full fiscal year equaled $270,000.

         (d) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives and shall be binding on all successors and assigns of the Surviving Corporation.

         SECTION 6.9 NOTIFICATION OF CERTAIN MATTERS. Parent shall give prompt notice to the Company, and the Company shall give prompt notice to Parent, of:
(i) the occurrence, or non-occurrence of any event the occurrence, or non-occurrence, of which would be reasonably likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, and (ii) the failure of the Company or Parent to comply with in any material respect or satisfy in any material respect any covenant, condition or agreement of such entity to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.9 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         SECTION 6.10  REASONABLE BEST EFFORTS.

         (a) Subject to the terms and conditions of this Agreement and the fiduciary responsibilities of the Board of Directors of the Company, each of the Company, Parent and Sub agrees to use its reasonable best efforts to cause the consummation of the Merger to occur as soon as practicable. Without limiting the foregoing, (i) each of the Company, Parent and Sub agree to use its reasonable best efforts to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements that may be imposed on itself with respect to the Merger (which actions shall include furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and shall promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Merger and (ii) each of the Company, Parent and Sub shall, and shall cause its Subsidiaries to, use its reasonable best efforts to obtain (and shall cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Parent, Sub, the Company or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement. In connection with any action to be taken by Parent, the Company or any of its respective Subsidiaries to consummate the Merger or the other transactions contemplated in this Agreement, the Company shall not, without Parent's prior written consent, commit to any divestiture of assets or businesses of the Company and its Subsidiaries if such divested assets and/or businesses are material to the assets or profitability of the Company and its Subsidiaries taken as a whole; and neither Parent nor any of its Subsidiaries shall be required to divest or hold separate or otherwise take or commit to take any action that materially limits its freedom of action with respect to, or its ability to retain, the Company or any of the businesses or assets of Parent or that would have a Material Adverse Effect on Parent or the Company.

         (b) Parent hereby agrees to use its reasonable best efforts to arrange and complete the Financing including, (i) to negotiate definitive agreements with respect thereto and (ii) to satisfy all conditions applicable to Parent and Sub in such definitive agreements. Parent will keep the Company informed at all times with respect to the status of its efforts to arrange and complete the Financing, including, without limitation, with respect to the occurrence of any event which Parent believes may have a materially adverse effect on the ability of Parent to obtain the Financing. In the event Parent is unable to arrange or complete any portion of the Financing in the manner or from the sources originally contemplated, Parent will use its reasonable best efforts to arrange any such portion from alternative sources. The Company hereby agrees to use its reasonable best efforts to assist Parent to arrange and complete the Financing, including to satisfy all conditions applicable to the Company in connection therewith; provided that the Company shall not be obligated to incur any monetary obligations or expenditures in connection with such assistance.

         SECTION 6.11 EMPLOYEE BENEFITS.

         (a) During the period from the Effective Time until December 31, 1997, the Surviving Corporation shall maintain or cause to be maintained wages, compensation levels, employee pension and welfare plans for the benefit of employees and former employees of the Company or its Subsidiaries which, in the aggregate, are not less favorable than those wages, compensation levels and other benefits under the Benefit Plans that are in effect as of the date hereof; provided, however, that the Surviving Corporation shall not have any obligation to provide benefits based on equity securities or any equivalent thereof. For all purposes of eligibility to participate in and vesting in benefits provided under employee benefits plans maintained by the Surviving Corporation (but not for purposes of determining benefits (or accruals thereof) under such plans) which employees and former employees of the Company become eligible to participate in after the Effective Time, all persons previously employed by the Company and its Subsidiaries and then employed by the Surviving Corporation shall be credited with their years of service with the Company and its Subsidiaries and years of service with prior employers to the extent service with prior employers is taken into account under the Benefit Plans. With respect to the Company's Deferred Compensation Plan and the trust established thereunder (collectively, the "Deferred Compensation Plan"), the Surviving Corporation shall cause the Deferred Compensation Plan to be amended such that all amounts payable thereunder shall become fully vested as of the Effective Time. The Deferred Compensation Plan shall be continued (but Company contributions to the Deferred Compensation Plan may be discontinued after December 31, 1997) and, except as provided in the preceding sentence, may not be amended or terminated until all benefits payable thereunder are distributed in accordance with the Deferred Compensation Plan and any and all elections thereunder.

         (b) The foregoing shall not constitute any commitment, contract, understanding or guarantee (express or implied) on the part of the Surviving Corporation of a post-Effective Time employment relationship of any term of duration or on any terms other than those that the Surviving Corporation may establish. Employment of any of the employees by the Surviving Corporation will be "at will" and may be terminated by the Surviving Corporation at any time for any reason (subject to any legally binding agreement other than this Agreement, or any applicable laws or collective bargaining agreement, or any other arrangement or commitment). Except as otherwise provided in Sections 6.11 through 6.14, nothing in this Agreement shall be interpreted as limiting the power of the Surviving Corporation to amend or terminate any particular Benefit Plan or any other employee benefit plan, program, agreement or policy or as requiring the Surviving Corporation to offer to continue (other than as required by its terms) any written employment contract.

         SECTION 6.12  SEVERANCE POLICY AND OTHER AGREEMENTS.

         (a) With respect to any officer or employee who is covered by a severance policy or plan separate from the standard severance policy for the Company's employees (all of which separate severance policies or plans are incorporated in the terms of the employment agreements listed in item 6.12 of the Company Letter), the Surviving Corporation shall maintain (or shall cause to be maintained) such separate policy or plan as in effect as of the date hereof, and, as to all other officers and employees, the Surviving Corporation shall maintain (or shall cause to be maintained) the Company's standard severance policy as in effect as of the date hereof until at least December 31, 1997; provided, however, that with respect to any severance policy maintained pursuant to any statutory requirement, such policy shall continue to be maintained in compliance with the applicable statute.

         (b) The Surviving Corporation shall honor or cause to be honored all severance agreements and employment agreements with the Company's directors, officers and employees to the extent disclosed in item 6.12 of the Company Letter (it being understood that nothing herein shall be deemed to mean that the Company shall not be required to honor its obligations under any severance agreement or employment agreement to which it is a party).

         (c) The Company shall furnish to Parent as soon as practicable, but in no event later than two days after the date hereof, a listing which specifies as of July 18, 1997 the maximum number of shares of Common Stock covered by Company Stock Options with an exercise price of less than $25.00 per share and the average exercise price for such Company Stock Options.

         SECTION 6.13 1997 BONUS. Subject to any executive employment agreements, the Surviving Corporation will maintain the Company's bonus plans (as in effect on or before March 1, 1997) through the end of the 1997 fiscal year, with bonuses to be paid to the employee participating thereunder at the greater of (i) the target level, if applicable, (ii) the prior year's bonus, or
(iii) such bonus as the employee would have earned if the transaction contemplated by this Agreement had not occurred, in all events on a basis consistent with past practices; provided, however, that with respect to any bonus which will be paid in installments, the dividend amount payable with respect to the payment shall be equal to an annual interest rate of fifteen percent (15%). The maximum amounts that may be payable under the Company's bonus plans pursuant to this Section 6.13 are set forth in item 6.13 of the Company Letter.

         SECTION 6.14 401(K)/PROFIT SHARING CONTRIBUTIONS FOR 1997. The Surviving Corporation, prior to the end of the third month following the end of the current fiscal year, will make all Company contributions to the Company's Tax-Deferred Investment Plan on behalf of each eligible Company employee who was employed on the last day of the current fiscal year. The Surviving Corporation will make a Discretionary Contribution with respect to the 1997 Plan Year which is not less than the amount of the Discretionary Contribution (on a percentage basis) that the Company made for the 1996 Plan Year.

         SECTION 6.15 CERTIFICATION. The Company and each of its Subsidiaries agree to provide to the Sub the statement described in Treasury Regulation
Section 1.1445-2(c)(3), certifying that none of the interests in the Company held by the Company's stockholders are U.S. real property interests for purposes of Section 1445 of the Code. Such statement will be complete, accurate and valid on the Closing Date. If such statement is not received by or on the Closing Date, the Sub shall withhold all amounts required to be withheld by Section 1445 of the Code.

         SECTION 6.16 RECAPITALIZATION ACCOUNTING. The Company shall cooperate with any reasonable requests of Parent or the SEC related to the recording of the Merger as a recapitalization for financial reporting purposes, including, without limitation, to assist Parent and Sub with any presentation to the SEC with regard to such recording and to include appropriate disclosure with regard to such recording in all filings with the SEC and all mailings to stockholders made in connection with the Merger. In furtherance of the foregoing, the Company shall provide to Parent for the prior review of Parent's advisors any description of the transactions contemplated by this Agreement which is meant to be disseminated.

         SECTION 6.17 NYSE DELISTING. Each of the parties agrees to cooperate with each other in taking, or causing to be taken, all actions necessary to delist the Company Common Stock from the New York Stock Exchange, Inc. ("NYSE"), provided that such delisting shall not be effective until after the Effective Time. The parties also acknowledge that it is Parent's intent that the Common Stock following the Merger will not be quoted on NASDAQ or listed on any national securities exchange.

         SECTION 6.18 FORMATION OF SUB. As soon as practicable following the execution of this Agreement, but no later than one week following such date, Parent shall cause Sub to be formed in the State of Delaware and to take all corporate action necessary to approve and to become a party to this Agreement. Each of the parties hereto agrees that upon formation of Sub it shall execute an amendment to this Agreement and such other documents as may be necessary to cause Sub to become a party to this Agreement.

         SECTION 6.19 STOCKHOLDERS AGREEMENT. The Company and Parent agree that, prior to the Effective Time, they, Warburg Pincus and the other stockholders retaining shares in the Merger will enter into a Stockholders Agreement consistent with the provisions of Schedule B to the Stockholders Voting Agreement.


                                   ARTICLE VII

                              CONDITIONS PRECEDENT

         SECTION 7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

         (a) STOCKHOLDER APPROVAL. This Agreement and the transactions contemplated hereby shall have been approved in the manner required by applicable law or the applicable regulations of any stock exchange or regulatory body, as the case may be, by the holders of the issued and outstanding shares of capital stock of the Company;

         (b) GOVERNMENTAL CONSENTS. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and other than the filing provided for in Section 1.3, all notices, reports and other filings required to be made prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries from, any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby shall have been made or obtained (as the case may be) upon terms and conditions that are not reasonably likely to have a Material Adverse Effect on the Company.

         (c) LITIGATION. No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law, order, decree or ruling (whether temporary, preliminary or permanent) that is in effect and would (i) restrain, enjoin or otherwise prohibit consummation of the Merger or make the acquisition or holding by Parent of the common stock of the Surviving Corporation illegal, (ii) compel Parent or any of its Subsidiaries, on the one hand, or the Company or any of its Subsidiaries, on the other, to dispose of or hold separate all or a material portion of the business or assets of Parent and its Subsidiaries, taken as a whole, or the Company and its Subsidiaries, taken as a whole, respectively, or (iii) impose any financial burden on Parent or the Surviving Corporation or any limitation on the ability of Parent to hold or operate the business of the Company or any of its Subsidiaries, in either such case, which would materially reduce the economic or business benefits Parent expects, as of the date hereof, to realize from the Merger.

         (d) S-4 REGISTRATION STATEMENT. The S-4 Registration Statement shall have become effective under the Securities Act. No stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or be threatened by the SEC.

         (e) BLUE SKY APPROVALS. The Company shall have received all state securities and "blue sky" permits and approvals necessary to consummate the transactions contemplated hereby.

         SECTION 7.2 CONDITIONS TO OBLIGATIONS OF PARENT AND SUB. The obligations of Parent and Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

         (a) PERFORMANCE OF OBLIGATIONS; REPRESENTATIONS AND WARRANTIES. The Company shall have performed in all material respects all obligations contained in this Agreement required to be performed by it prior to the Closing Date; each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall be true and correct at and as of the Closing Date as if made at and as of the Closing Date and each of such representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, provided that representations and warranties that speak as of a specified date shall only be true and correct (to the extent required by this sentence) as of such date; and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

         (b) CONSENTS UNDER AGREEMENTS. The Company shall have obtained the consent or approval of each Person whose consent or approval shall be required in order to consummate the transactions contemplated by this Agreement under any agreement to which the Company or any of its Subsidiaries is a party, except those for which the failure to obtain such consent or approval, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on the Company or is not reasonably likely to materially adversely affect the ability of the Company to consummate the transactions contemplated by this Agreement.

         (c) FINANCING. The Financing shall have been obtained on the terms set forth in the Commitments or on other terms reasonably satisfactory to Parent.

         (d) NON-CASH ELECTION. Warburg Pincus shall have made a Non-Cash Election with respect to a number (subject to adjustment as provided in Section
2.4 of this Agreement) of its Shares equal to the Non-Cash Election Number in accordance with the terms of the Stockholders Voting Agreement and such election shall be in full force and effect and shall not have been revoked.

         SECTION 7.3 CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

         (a) PERFORMANCE OF OBLIGATIONS; REPRESENTATIONS AND WARRANTIES. Parent and Sub each shall have performed in all material respects all obligations contained in this Agreement required to be performed by it at or prior to the Closing Date; each of the representations and warranties of Parent and Sub contained in this Agreement that is qualified by materiality shall be true and correct at and as of the Closing Date as if made at and as of the Closing Date and each of such representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, provided that representations and warranties that speak as of a specified date shall only be true and correct (to the extent required by this sentence) as of such date; and the Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of the General Partner of Parent to such effect.

         (b) CONSENTS UNDER AGREEMENTS. Parent shall have obtained the consent or approval of each person whose consent or approval shall be required in order to consummate the transactions contemplated by this Agreement under any agreement to which Parent or any of its Subsidiaries is a party, except those for which failure to obtain such consents and approvals, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on the Company or is not reasonably likely to materially adversely affect the ability of Parent to consummate the transactions contemplated by this Agreement.


                                  ARTICLE VIII

                            TERMINATION AND AMENDMENT

         SECTION 8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after Company Stockholder
Approval:

         (a) by mutual written consent of Parent, Sub and the Company;

         (b) by either Parent or the Company:

                  (i) if the Merger shall not have been consummated by January 31, 1998; provided that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger by January 31, 1998;

                  (ii) if any court or Governmental Entity of competent jurisdiction shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree or ruling or other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall not be available to any party who has not used its reasonable best efforts to cause such order to be lifted;

                  (iii) the approval of the Company's stockholders required by
         Section 7.1(a) shall not have been obtained at the Stockholder Meeting or any adjournment thereof;

         (c) by Parent or Sub if:

                  (i) (A) as of such time of determination, any of the representations or warranties of the Company set forth in this Agreement (other than as to the absence of a Material Adverse Change contained in Section 3.7(i)) that are qualified as to materiality shall not be true and correct in any respect or any such representations or warranties that are not so qualified shall not be true and correct in any material respect, or (B) the Company shall have failed to perform in any material respect any material obligation or to comply in any material respect with any material agreement or covenant of the Company to be performed or complied with by it under this Agreement and, in the case of (A) such untruth or incorrectness cannot be or has not been cured within 60 days after the giving of written notice to the Company, and, in the case of (B) such failure cannot be or has not been cured within 20 days after the giving of written notice to the Company;

                  (ii) as of such time of determination, the representation and warranty by the Company as to the absence of a Material Adverse Change contained in Section 3.7(i) shall not be true and correct in any respect, and such untruth or incorrectness cannot be or has not been cured within 60 days after the giving of written notice to the Company;

         (d) by Parent or Sub if the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to Parent or Sub its approval or recommendation of the Merger or this Agreement, or approved or recommended any Takeover Proposal or Acquisition Agreement (other than the Merger), or shall have resolved to take any of the foregoing actions; provided that the suspension of the recommendation of the Company's Board of Directors referred to herein in accordance with Section 5.2(b) shall not give rise to a right of termination pursuant to this Section 8.1(d);

         (e) by the Company in accordance with Section 5.2(b); provided, however, that it has complied with all provisions thereof, including the notice provisions therein and the requirements of Section 6.3 hereof;

         (f) by the Company, if (i) as of such time of determination, any of the representations or warranties of Parent or Sub set forth in this Agreement that are qualified as to materiality shall not be true and correct in any respect or any such representations or warranties that are not so qualified shall not be true and correct in any material respect, or (ii) Parent or Sub shall have failed to perform in any material respect any material obligation or to comply in any material respect with any material agreement or covenant of Parent or Sub to be performed or complied with by it under this Agreement and, in the case of
(i) such untruth or incorrectness cannot be or has not been cured within 60 days after the giving of written notice to Parent or Sub, and, in the case of (ii) such failure cannot be or has not been cured within 20 days after the giving of written notice to Parent or Sub.

         SECTION 8.2 EFFECT OF TERMINATION. In the event of a termination of this Agreement by either the Company or Parent as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Sub or the Company or their respective officers or directors, except with respect to Section 6.3, this Section 8.2 and
Article IX and the last sentence of Section 6.2; provided, however, that nothing herein shall relieve any party from liability for any breach hereof.

         SECTION 8.3 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Board of Directors or General Partner, as applicable, at any time before or after obtaining Company Stockholder Approval, but after Company Stockholder Approval no amendment shall be made which by law requires further approval by the stockholders of the Company without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         SECTION 8.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors or General Partner, as applicable, may, to the extent legally allowed,
(i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or
(iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         SECTION 9.1 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND AGREEMENTS. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time except that the agreements set forth in Article II, Sections 6.8, 6.11, 6.12, 6.13 and 6.14 and Article IX shall survive the Effective Time.

         SECTION 9.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to an overnight courier or when telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a) if to Parent or Sub, to:

                  TPG Partners II, L.P.
                  600 California Street, Suite 1850
                  San Francisco, California 94108
                  Attn:  Mr. David M. Stanton

              with a copy to:

                  Cleary, Gottlieb, Steen & Hamilton
                  One Liberty Plaza
                  New York, New York 10006
                  Attn:  Daniel S. Sternberg, Esq.

         (b) if to the Company, to:

                  Zilog, Inc.
                  210 E. Hacienda Avenue
                  Campbell, CA 95008
                  Attn:  Richard R. Pickard, Esq.

              with a copy to:

                  Pillsbury Madison & Sutro LLP
                  2700 Sand Hill Road
                  Menlo Park, CA 94025
                  Attn:  Nathaniel M. Cartmell III, Esq.

         SECTION 9.3 INTERPRETATION. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.

The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." As used in this Agreement, the term "subsidiary" or "Subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person. As used in this Agreement, "Material Adverse Change" or "Material Adverse Effect" means, when used in connection with the Company or Parent, as the case may be, any change or effect that is materially adverse to the business, financial condition or results of operations of such entity and its Subsidiaries taken as a whole; provided, however, that (i) any adverse change, event or effect that is demonstrated to be primarily caused by conditions affecting the United States economy generally or the economy of any nation or region in which such entity or any of its Subsidiaries conducts business that is material to the business of such entity and its Subsidiaries, taken as a whole, shall not be taken into account in determining whether there as been or would be a "Material Adverse Change" or "Material Adverse Effect" on or with respect to such entity, (ii) any adverse change, event or effect that is demonstrated to be primarily caused by conditions generally affecting the semiconductor industry shall not be taken into account in determining whether there has been or would be a "Material Adverse Change" or "Material Adverse Effect" on or with respect to such entity and (iii) any adverse change, event or effect that is demonstrated to be primarily caused by the announcement or pendency of the Merger or the transactions contemplated hereby shall not be taken into account in determining whether there has been or would be a "Material Adverse Change" or "Material Adverse Effect" on or with respect to such entity. Whenever the word "knowledge" is used in this Agreement, it shall mean the actual knowledge of any officer of the Company, in the case of the Company, or any officer of TPG Advisors II, Inc., in the case of Parent.

         SECTION 9.4 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         SECTION 9.5 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. Except for the Confidentiality Letter referred to in the last sentence of Section 6.2, the Company Letter and the Stockholders Voting Agreement, this Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; provided, however, that it is expressly agreed that the transactions contemplated by this Agreement do not violate any provision of the Confidentiality Letter. This Agreement, except for the provisions of Section 6.8, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         SECTION 9.6 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         SECTION 9.7 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that Parent or Sub may assign, in its sole discretion, any of or all of its rights, interests and obligations under this Agreement to Parent (in the case of Sub) or to any direct or indirect wholly owned Subsidiary of Parent or Sub or to any affiliate of Parent or Sub, but no such assignment shall relieve Parent or Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         SECTION 9.8 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

         SECTION 9.9 ENFORCEMENT OF THIS AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to any other remedy to which any party is entitled at law or in equity.

         SECTION 9.10 OBLIGATIONS OF SUBSIDIARIES. Except as specifically set forth herein, whenever this Agreement requires any Subsidiary of Parent (including Sub) or of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of Parent or the Company, as the case may be, to cause such Subsidiary to take such action.

         IN WITNESS WHEREOF, Parent and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                  TPG PARTNERS II, L.P.

                                  By  TPG GenPar II, L.P., its General Partner

                                  By  TPG Advisors II, Inc., its General Partner


                                                  /s/ David M. Stanton
                                      By  ______________________________________
                                          Name:   David M. Stanton
                                          Title:  Vice President


                                  ZILOG, INC.


                                  By         /s/ Edgar A. Sack
                                     -------------------------------------------
                                     Name:   Edgar A. Sack
                                     Title:  President and Chief Executive
                                               Officer

                                                                     EXHIBIT A

                          STOCKHOLDERS VOTING AGREEMENT


         STOCKHOLDERS VOTING AGREEMENT (this "AGREEMENT") dated as of July 20, 1997, among TPG Partners II, L.P, ("PARENT"), on the one hand, and Warburg, Pincus Capital Company, L.P. and Warburg, Pincus & Co. (each a "STOCKHOLDER" and, collectively, the "STOCKHOLDERS"), on the other hand.

         WHEREAS Parent, TPG and Zilog, Inc., a Delaware corporation (the "COMPANY"), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "MERGER AGREEMENT"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing for the merger (the "MERGER") of a to-be formed Delaware corporation and wholly owned subsidiary of Parent ("SUB") with and into the Company with the Company being the surviving corporation (hereinafter sometimes referred to as the "SURVIVING CORPORATION"), upon the terms and subject to the conditions set forth in the Merger Agreement;

         WHEREAS each Stockholder owns beneficially and (except as set forth on Schedule A attached hereto) of record the number of shares of Common Stock, par value $.01 per share, of the Company (the "COMMON STOCK") set forth opposite its name on Schedule A attached hereto (such shares of Common Stock, together with any other shares of capital stock of the Company acquired (including, without limitation, through the exercise of any option or by reason of any split, reclassification, stock dividend or other distribution with respect to the capital stock of the Company) by such Stockholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the "SUBJECT SHARES");

         WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that each Stockholder enter into this Agreement.

         NOW, THEREFORE, to induce Parent to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

         1. REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER. Each Stockholder hereby, severally and not jointly, represents and warrants to Parent as of the date hereof in respect of itself as follows:

         (a) AUTHORITY. The Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This

Agreement has been duly authorized, executed and delivered by the Stockholder (or in the case of a Stockholder which is a partnership, by a general partner on behalf of such partnership) and constitutes a valid and binding obligation of the Stockholder enforceable in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder or to the Stockholder's property or assets the effect of which, in any case, would be material and adverse to the ability of the Stockholder to consummate the transactions contemplated hereby or to comply with the terms hereof.

         (b) THE SUBJECT SHARES. The Stockholder is the beneficial and (except as set forth on Schedule A attached hereto) record owner of, and has good and marketable title to, the Subject Shares set forth opposite such Stockholder's name on Schedule A attached hereto, free and clear of any claims, liens, encumbrances and security interests whatsoever. The Stockholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Subject Shares set forth opposite such Stockholder's name on Schedule A attached hereto. The Stockholder has the sole right to vote such Subject Shares, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Shares, except as contemplated by this Agreement.

         2. REPRESENTATIONS AND WARRANTIES OF PARENT. Parent hereby represents and warrants to each Stockholder that Parent has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of Parent. This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Parent or to Parent's property or assets the effect of which, in any case, would be material and adverse to the ability of Parent to consummate the transactions contemplated hereby or to comply with the terms hereof.

         3. COVENANTS OF EACH STOCKHOLDER. Until the termination of this Agreement in accordance with Section 8, each Stockholder, severally and not jointly, agrees as follows:

         (a) VOTE FOR THE MERGER. At any meeting of stockholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Merger Agreement is sought, the Stockholder shall vote (or cause to be voted), or execute a written consent in respect of, the Subject Shares in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement. The Stockholder hereby waives any appraisal rights granted pursuant to Section 262 of the General Corporation Law of the State of Delaware (the "DGCL") (or any successor provision) to which it may otherwise be entitled as a result of the Merger or the other transactions contemplated by the Merger Agreement.

         (b) VOTE AGAINST TAKEOVER PROPOSALS. At any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which the Stockholder's vote, consent or other approval is sought, the Stockholder shall be present (in person or by proxy) and shall vote (or cause to be voted) the Subject Shares against (and shall not execute any written consent in favor of) (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other Takeover Proposal or (ii) any amendment of the Company's certificate of incorporation or by-laws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, delay, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement. The Stockholder further agrees not to commit or agree to take any action inconsistent with the foregoing.

         (c) TRANSFER OF SUBJECT SHARES. Except pursuant to this Agreement and except as provided in the immediately succeeding sentence of this Section 3(c), the Stockholder agrees not to (i) transfer, sell, pledge, assign or otherwise dispose of (including by gift) (collectively, "TRANSFER"), or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any of the Subject Shares to any person other than pursuant to the terms of the Merger or (ii) enter into any voting arrangement, whether by proxy, power-of-attorney, voting agreement, voting trust or otherwise, in connection with, directly or indirectly, any Takeover Proposal, and agrees not to commit or agree to take any of the foregoing actions.

         (d) NO SOLICITATION. During the term of this Agreement, the Stockholder shall not (i) directly or indirectly solicit, initiate or encourage the submission of, any Takeover Proposal or (ii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal.

         (f) The Stockholders shall each execute and deliver an "affiliate letter" in the form attached as an exhibit to the Merger Agreement as contemplated by the Merger Agreement.

         4. ELECTION TO RETAIN COMPANY STOCK AND STOCKHOLDERS AGREEMENT. Each Stockholder hereby agrees that it will make and not revoke an effective Non-Cash Election with respect to and otherwise cause that number of Subject Shares specified as "Number of Pre-Closing Electing Shares" on Schedule A hereof (subject to adjustment in accordance with the adjustment mechanism set forth in Section 2.4 of the Merger Agreement) to be "Electing Shares" under the Merger Agreement. Each of the Stockholders and Parent agrees that it and the Company will prior to the Effective Time enter into a Stockholders Agreement consistent with the provisions of Schedule B hereto (all of the material terms of which are summarized therein).

         5. GRANT OF IRREVOCABLE PROXY.

         (a) EXISTING PROXIES REVOKED. The Stockholders represent that any proxies heretofore given in respect of the Subject Shares are not irrevocable, and that any such proxies are hereby revoked.

         (b) GRANT OF IRREVOCABLE PROXY TO PARENT. Upon Parent's request, each Stockholder hereby agrees to irrevocably grant to, and appoint, Parent, and any person who may hereafter be designated by Parent as permitted under applicable law, and each of them individually, the Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote the Stockholder's Subject Shares, or grant a consent or approval in respect of such Subject Shares, in favor of or against, as the case may be, the matters set forth in Sections 3(a) and 3(b), and to execute and deliver an appropriate instrument irrevocably granting such proxy. The proxy granted herein shall terminate upon any termination of this Agreement in accordance with its terms.

         (c) AFFIRMATIONS. Each Stockholder hereby affirms that any irrevocable proxy granted pursuant to Section 5(b) will be given in connection with the execution of the Merger Agreement, and that such irrevocable proxy will be given to secure the performance of the duties of the Stockholder under this Agreement. If so granted, the Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue thereof. Such irrevocable proxy, if and when executed, is intended to be irrevocable in accordance with the provisions of Section 212(e) of the DGCL.

         6. FURTHER ASSURANCES. Each Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

         7. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that Parent may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent or Sub or to any affiliate of Parent or Sub. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         8. TERMINATION. This Agreement shall terminate upon the earlier of (a) the termination of the Merger Agreement (for any reason, including a termination pursuant to Section 8.1(d) or Section 8.1(e) thereof) and (b) the Effective Time of the Merger.

         9. GENERAL PROVISIONS.

         (a) AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

         (b) NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to Parent in accordance with the notification provision contained in the Merger Agreement and to the Stockholders at their respective addresses set forth on Schedule A attached hereto (or at such other address for a party as shall be specified by like notice).

         (c) INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

         (d) COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

         (e) ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto and other than Sub, which is an express beneficiary of this Agreement, any rights or remedies hereunder.

         (f) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

         (g) SEVERABILITY. If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law, and the parties hereto shall reasonably negotiate in good faith a substitute term or provision that comes as close as possible to the invalidated and unenforceable term or provision, and that puts each party in a position as nearly comparable as possible to the position each such party would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

         10. STOCKHOLDER REPRESENTATIVES. Each Stockholder signs solely in its capacity as the record holder and beneficial owner of, or the general partner of a partnership which is the beneficial owner of, such Stockholder's Subject Shares and nothing contained herein shall limit or affect any actions taken by any officer, director, partner, affiliate or representative of a Stockholder who is or becomes an officer or a director of the Company in his or her capacity as an officer or director of the Company and none of such actions in such capacity shall be deemed to constitute a breach of this Agreement.

         11. ENFORCEMENT. The parties agree, and the beneficiaries of each trust which is a party hereto have agreed, that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a Federal court sitting in the state of Delaware or a Delaware state court, (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby, and (v) appoints The Corporation Trust Company as such party's agent for service of process in the state of Delaware.

         IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first written above.

                                       TPG PARTNERS II, L.P.

                                       By:  TPG GenPar II, L.P.
                                                its General Partner,

                                       By:  TPG Advisors II, Inc.
                                                its General Partner

                                       By:     /s/ David M. Stanton
                                           -------------------------------------
                                       Name:       David M. Stanton
                                       Title:      Vice President


                                       STOCKHOLDERS:


                                       WARBURG, PINCUS CAPITAL COMPANY,
                                       L.P.

                                       By: Warburg, Pincus & Co.,
                                                its General Partner,


                                       By:    /s/ William H. Janeway
                                           -------------------------------------
                                       Name:  William H. Janeway
                                       Title: A General Partner



                                       WARBURG, PINCUS & CO.


                                       By:    /s/ William H. Janeway
                                           -------------------------------------
                                       Name:  William H. Janeway
                                       Title: A General Partner

                                   SCHEDULE B

                           SUMMARY OF PRINCIPAL TERMS
                                       OF
                             SHAREHOLDERS AGREEMENT


PARTIES                  The Company, TPG Partners II, L.P., together with its
                         affiliates ("TPG"), Warburg, Pincus Capital Company,
                         L.P. ("Warburg") and other shareholders who receive
                         Shares in the Merger (the "Investors").
RIGHT OF FIRST OFFER     Warburg and the Investors will grant to the Company (or
                         an affiliate thereof) a right of first offer with
                         respect to any proposed sales by them of Shares.
                         Reasonable and customary procedures concerning this
                         right of first offer will be set forth in the
                         Shareholders Agreement.
RIGHT TO CAUSE SALE      If TPG decides to sell all of its remaining Shares
                         received in the Merger (other than a sale to an
                         affiliate), and holds at that time (prior to giving
                         effect of the proposed sale) more than 40% of such
                         Shares, then TPG shall have the right to require
                         Warburg and the Investors to sell their remaining
                         Shares as part of that sale on the same price and terms
                         (or to vote in favor of any merger or other transaction
                         which would effect such a sale).
RIGHT TO PARTICIPATE     In the event that, during the period beginning
IN SALE                  immediately after the closing of the Merger and ending
                         upon a Public Offering, TPG holds 40% or more of the voting power of the Company and proposes to engage in a sale of equity interests which would result in a transfer of 40% or more of the voting power of the Company to an unaffiliated purchaser, then Warburg and the Investors shall have the right to participate pro rata in such sale transaction on the same price and terms as TPG. (As used herein, "Public Offering" shall mean a registered offering of equity securities of the Company or an institutional private placement or 144A offering of such equity securities with or without registration rights.)

REGISTRATION RIGHTS      In the Shareholders Agreement (or by separate
                         registration rights agreement) the Company will grant
                         to Warburg and the Investors "piggyback" registration
                         rights at the Company's expense (other than
                         underwriting discounts and selling commissions), with
                         customary provisions regarding notice of intent to file
                         a registration statement, cutbacks in the event of an
                         underwritten offering, indemnification and other
                         customary provisions.
                         Warburg and the Investors will, if requested by the
                         underwriters for an underwritten public offering of
                         equity securities of the Company, agree not to sell or
                         transfer any equity securities of the Company (other
                         than equity securities, if any, including in such
                         offering), without the consent of the underwriters, for
                         a period of not more than 180 days following
                         effectiveness of the registration statement relating to
                         a Public Offering.
FACILITATION OF          If a Public Offering shall have not occurred within
DISPOSITION              five years of the Closing of the Merger, the Company
                         will reimburse Warburg for the cost of investment
                         banking fees, in an amount not to exceed $50,000, in
                         connection with an analysis of Warburg's ownership
                         position and disposition strategies.
AFFILIATE                The Shareholders Agreement will provide that agreements
TRANSACTIONS             or transactions between the Company and TPG or any of
                         its affiliates shall require the prior approval of the holders of a majority of the voting common stock of the Company (excluding stock held by TPG and its affiliates) other than agreements or transactions which are on arms-length terms or consulting fees with terms which are customary as between TPG and its portfolio companies.

                                   SCHEDULE A

Name
                                          Shares of Common              Number of Pre-Closing
                                          Stock                         Electing Shares
---------------------------------------------------------------------------------------------
WARBURG, PINCUS CAPITAL                      5,378,004                           400,000
COMPANY, L.P.
466 Lexington Avenue
New York, New York  10017

WARBURG, PINCUS & CO                            99,500                                 0
466 Lexington Avenue
New York, New York  10017.
Total                                        5,477,504                           400,000

                                                                      EXHIBIT B


                            Form of Affiliate Letter
                                __________, 1997



Zilog, Inc.
210 East Hacienda Avenue
Campbell, California
Attention: General Counsel

Ladies and Gentlemen:

         The undersigned has been advised that as of the date of this letter the undersigned may be deemed to be an "affiliate" of Zilog, Inc., a Delaware corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger dated as of ________ __, 1997 (the "Agreement"), between the Company and TPG Partners II, L.P. ("Parent"), a newly-formed Delaware corporation and wholly owned subsidiary of Parent will be merged with and into the Company, which will be the surviving company (the "Merger").

         In connection with the Merger, the undersigned may retain shares of common stock, par value $0.01 per share, of the Company ("Company Common Stock") currently owned by [him][her][it].

         The undersigned represents, warrants and covenants to the Company that in the event the undersigned retains any Company Common Stock as a result of the
Merger:

         A. The undersigned shall not make any sale, transfer of other disposition of the Company Common Stock in violation of the Act or the Rules and Regulations.

         B. The undersigned has carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon [his][her][its] ability to sell, transfer or otherwise dispose of the Company Common Stock to the extent the undersigned felt necessary, with [his][her][its] counsel or counsel for the Company.

         C. The undersigned has been advised that the issuance of the Company Common Stock to [him][her][it] pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, the undersigned has also been advised that, since at the time the Merger was submitted for a vote of the stockholders of the Company, the undersigned may be deemed to have been an affiliate of the Company and the distribution by [him][her][it] of the Company Common Stock has not been registered under the Act, the undersigned may not sell, transfer or otherwise dispose of the Company Common Stock issued to [him][her][it] in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to the Company, or pursuant to a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

         D. Except as may be provided in any registration rights agreement between the Company and the undersigned, the undersigned understands that the Company is under no obligation to register the sale, transfer or other disposition of the Company Common Stock by [him][her][it] or on [his][her][its] behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

         E. The undersigned also understands that stop transfer instructions will be given to the Company' transfer agents with respect to the Company Common Stock and that there will be placed on the certificates for the Company Common Stock issued to [him][her][it], or any substitutions therefor, a legend stating in substance:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED ________, BETWEEN THE REGISTERED HOLDER HEREOF AND ______________, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF ______________________."

         F. The undersigned also understands that unless the transfer by [him][her][it] of [his][her][its] Company Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, the Company reserves the right to put the following legend on the certificates issued to [his][her][its] transferee:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE

            REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

         It is understood and agreed that the legends set forth in paragraphs E and F above will be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or this letter agreement. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) one year shall have elapsed from the date the undersigned acquired the Company Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the Company Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then available to the undersigned, or (iii) the Company has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

         Execution of this letter should not be considered an admission on the part of the undersigned that the undersigned is an "affiliate" of the Company as described in the first paragraph of this letter or as a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.

                                            Very truly yours,



                                            ------------------------------------

Agreed to and Accepted this
____ day of __,1997

ZILOG, INC.



   By:
       -------------------------------

   Name:
         -----------------------------

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